Exhibit 3.2
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
SUMMIT FINANCIAL GROUP, INC.
Pursuant to the provisions of Section 1007, Article 10, Chapter 31D of the Code of West Virginia, as amended, the undersigned Corporation hereby adopts the following Amended and Restated Articles of Incorporation:
I.    The undersigned agrees to become a corporation by the name of SUMMIT FINANCIAL GROUP, INC.
II.    The address of the principal office of said corporation will be 300 North Main Street, City of Moorefield, County of Hardy, State of West Virginia.
III.    The purpose or purposes for which this corporation is organized are as follows.
To acquire and own stock and securities, of whatever kind, nature and description, in a bank or banks, and to take such actions as are necessary or incidental to the acquisition of a bank or banks;
To engage, either directly itself, indirectly by the formation of subsidiary corporations or otherwise, in any activity permitted to be undertaken by a bank holding company under existing or future laws, rules and regulations relating thereto;
Subject to the foregoing and unless otherwise limited herein to own, buy, acquire, sell, exchange, assign, lease and deal in and with real property and any interest or right therein; to own, buy, acquire, sell, exchange, assign, lease and deal in and with personal property and any interest or right therein; to own, buy, acquire, sell, exchange, assign, pledge and deal with voting stock, non-voting stock, notes, bonds, evidence of indebtedness and rights and options in and to other corporate and non-corporate entities, and to pay therefor in whole or in part in cash or by exchanging therefor stocks, bonds, or other evidences of indebtedness or securities of this or any other corporation, and while the owner or holder of any such stocks, bonds, debentures, notes, evidences or indebtedness or the securities, contracts, or obligations, to receive, collect, and dispose of the interest, dividends and income arising from such property, and to possess and exercise in respect thereof, all the rights, powers and privileges of ownership, including all voting powers on any stocks so owned; and to borrow money without limit as to amount; and
Otherwise, subject to the foregoing and unless otherwise limited herein, to engage in any lawful act or activity for which corporations may be organized under the laws of the State of West Virginia.

IV.
A.    The amount of total authorized capital stock of the Corporation shall be Fifty Million Two Hundred Fifty Thousand Dollars ($50,250,000), which shall be divided into Twenty Million (20,000,000) shares of common stock with the par value of $2.50 each and Two Hundred Fifty Thousand (250,000) shares of preferred stock with the par value of $1.00 each.
B.    The Corporation may issue shares of preferred or special classes: (i) subject to the right of the Corporation to redeem any of such shares at the price fixed by the Articles of Incorporation for the redemption thereof; (ii) entitling the holders thereof to cumulative, non-cumulative or partially cumulative dividends; (iii) having preference over any other class or classes of shares as to the payment of dividends; (iv) having preference in the assets of the Corporation over any other class or classes of shares upon the voluntary or involuntary liquidation of the Corporation; and (v) convertible into shares of any other class or into shares of any series of the same or any other class, except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation, but shares without par value, if any, shall not be converted into shares with par value unless that part of the stated capital of the Corporation represented by such shares without the par value is, at the time of conversion, at least equal to the aggregate par value of the shares into which the shares without par value are to be converted or the amount of any such deficiency is transferred from surplus to stated capital.
C.    Preferred stock may be divided into and issued by the Board of Directors from time to time in one or more series. All shares of preferred stock shall be of equal rank and shall be identical, except as to the following relative rights and preferences which may be fixed and determined by the Board of Directors, as to which there may be variations between different series:
1.    the rate of dividends;
2.    whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
3.    the amount payable upon shares in event of voluntary and involuntary liquidation;
4.    sinking fund provisions, if any, for the redemption or purchase of shares;
5.    the terms and conditions, if any, on which shares may be converted; and
6.    voting rights, if any.
D.    The Board of Directors of the Corporation shall have all of the power and authority with respect to the shares of preferred stock that may be delegated to the Board of Directors pursuant to the terms and provisions of Chapter 31, Article 1, Sections 78 and 79 of the Code of West Virginia, as amended, or such corresponding section of the Code of West Virginia as may be adopted from time to time, and shall exercise such power and authority by the adoption of a resolution or resolutions as prescribed by law.

E.    Rockingham National Bank Series Convertible Preferred Stock. A series of Preferred Stock consisting of up to Forty Thousand (40,000) shares, par value $1.00 per share, designated and known as “Rockingham National Bank Series Convertible Preferred Stock” is hereby established with the rights, preferences and privileges set forth below in this Article IV, Paragraph E and elsewhere in Article IV of these Articles of Incorporation.
1.    Definitions. For purposes of this Article IV, Paragraph E, the following definitions shall apply:
“Board” means the Board of Directors of the Corporation.
“Common Stock” means shares of common stock of the Corporation having a par value of $2.50 per share.
“Corporation” means Summit Financial Group, Inc., a West Virginia corporation.
“Office Opening Date” means the opening date for the first banking office in the Rockingham National Bank division of May 15, 2003.
“Person” means an individual, a partnership, a joint venture, a corporation, a trust, or any other entity or organization.
“Preferred Stock” means the preferred Stock designated as the Rockingham National Bank Series Convertible Preferred Stock”
“Purchase Price” means the price per share of Preferred Stock which equals the mean of the closing prices of the Corporation’s common stock reported on the last five (5) business days on which the stock traded prior to and inclusive of May 10, 2004.
“Rockingham National Bank division” means the new banking division of the Corporation’s subsidiary, Shenandoah Valley National Bank.
2.    Dividends. The Preferred Stock will not pay any dividends.
3.    Conversion Rights. The shares of Preferred Stock shall be convertible into shares of Common Stock as follows:
(a)    Optional Conversion. The holders of Preferred Stock have the option to convert shares of Preferred Stock into Common Stock prior to the second anniversary of the Office Opening Date. The holders of Preferred Stock must hold the shares of Preferred Stock for a minimum of sixty (60) days before converting their shares of Preferred Stock to Common Stock. If the holders of Preferred Stock convert their shares of Preferred Stock prior to the second anniversary of the Office Opening Date, then each share of Preferred Stock will be converted into one share of Common Stock.
(b)    Automatic Conversion. Each outstanding share of Preferred Stock shall automatically be converted on May 15, 2005, the second anniversary of the Office Opening

Date, without any further act of the Corporation or the holders of Preferred Stock, into a certain number of fully paid and nonassessable shares of Common Stock, the exact number to be based on the total loans and deposits of the Rockingham National Bank division on May 15, 2005. The following table sets forth the conversion ratios to convert each share of Preferred Stock into the specified number of shares of Common Stock on May 15, 2005:

Total Loans and Deposits of Rockingham National Bank Division	Conversion Ratio (Number of Shares of Common Stock to Number of Shares of Preferred Stock)
$0 - $29,999,999	1.00 to 1.00
$30,000,000 - $39,999,999	1.10 to 1.00
$40,000,000 - $59,999,999	1.15 to 1.00
$60,000,000 and above	1.25 to 1.00

For the purposes of determining the total deposits and loans, the Corporation will follow the following procedures:
Deposits: The term “deposits” shall have the meaning set forth in 12 U.S.C. § 1813(l). The Corporation’s accounting system will track and account for all depository accounts of the Rockingham National Bank division on a daily basis.
Loans: The term “loans” shall mean all loans reported on Schedule RC-C of Shenandoah Valley National Bank’s Consolidated Report of Condition and Income for a Bank with Domestic Offices Only (the “Call Report”) filed with the Federal Deposit Insurance Corporation, which are attributable to the Rockingham National Bank division. The Corporation’s accounting system will track and account for all loans made by the Rockingham National Bank division on a daily basis.
All determinations regarding the total amount of deposits and loans of the Rockingham National Bank division shall be made by the Board, whose determinations in this regard shall be final and conclusive for all purposes.
(c)    Mechanics of Optional Conversion.
(i)    In order for a holder of shares of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock prior to the second anniversary of the Office Opening Date, such holder shall surrender the certificate or certificates evidencing the ownership of such shares of Preferred Stock at the office of the transfer agent for the shares of Preferred Stock (or at the principal office of the Corporation, if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the permitted nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney-in-fact duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the

Corporation serves as its own transfer agent) shall be the conversion date (the “Optional Conversion Date”). The Corporation shall, as soon as practicable after the Optional Conversion Date, issue and deliver at such office to such holder of shares of Preferred Stock, or to his or its permitted nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the Optional Conversion Date, and the Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the Optional Conversion Date.
(d)    Mechanics of Automatic Conversion. Pursuant to the provisions in Section 3(b) hereof, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the office of the transfer agent for the shares of Preferred Stock (or at the principal office of the Corporation, if the Corporation serves as its own transfer agent); provided, however that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Preferred Stock are delivered either to the transfer agent for the shares of Preferred Stock (or at the principal office of the Corporation, if the Corporation serves as its own transfer agent). Conversion shall be deemed to have been effected on the second anniversary of the Office Opening Date, and such date is referred to herein as the “Automatic Conversion Date.” As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Preferred Stock to the Corporation or any transfer agent designated by the Corporation), the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled as provided in Section 3(b) hereof. Such conversion shall be deemed to have been made immediately prior to the close of business on the Automatic Conversion Date, and the Person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the Automatic Conversion Date.
(e)    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Corporation will pay the value of such fractional shares in cash on the basis of the closing price of the Corporation’s Common Stock as reported on the OTC Bulletin Board, the NASDAQ Stock Market or other securities exchange on the most recently completed trading day the Common Stock actually traded prior to the date of conversion.
(f)    Rights after Conversion Date. From and after the Optional Conversion Date and the Automatic Conversion Date (hereinafter collectively referred to as the “Conversion Date”) (unless the Corporation defaults in issuing shares of Common Stock in exchange for the outstanding shares of Preferred Stock on the Conversion Date), such shares of Preferred Stock shall be deemed not to be outstanding and all rights of the holders of such shares as shareholders of the Corporation by reason of the ownership of such shares shall cease, except the right to receive shares of Common Stock as provided in Section 3(b) herein on presentation and surrender of the respective certificates evidencing such shares of Preferred Stock. Upon presentation and surrender, on or after the Conversion Date, of any certificate evidencing shares of Preferred Stock (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be exchanged by the Corporation for shares of Common Stock as provided in this Section 3.
(g)    Status of Preferred Shares After Conversion to Common Shares. Any shares of Preferred Stock that shall at any time have been converted into shares of Common Stock pursuant to this Section 3 shall, after such exchange, not be reissued as Preferred Stock, but shall become authorized but unissued shares of. Preferred Stock of the Corporation and the certificates evidencing such shares shall be canceled.
(h)    Reservation of Shares. The Corporation shall reserve at all times so long as any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Preferred Stock, sufficient shares of Common Stock to provide for the exchange of all outstanding shares of Preferred Stock.
(i)    Fully Paid and Nonassessable Shares. All shares of Common Stock or other securities which may be issued upon exchange of the shares of Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which would cause a contrary result.
4.    Conversion Ratio Adjustments. The number of shares of Common Stock into which the shares of Preferred Stock shall be converted pursuant to Section 3 (the “Conversion Ratios”) and the securities or other property deliverable upon exchange of the Preferred Stock shall be subject to adjustment from time to time as follows:
(a)    Stock Dividends, Subdivisions or Split-Ups. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Preferred Stock is adjusted by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or split-up, as the case may be, the Conversion Ratios shall be appropriately adjusted so that the holder of any shares of Preferred Stock thereafter exchanged shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned immediately following such action had such shares of Preferred Stock been exchanged immediately prior thereto.
(b)    Combinations of Stock. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Preferred Stock is adjusted by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the Conversion Ratios applicable thereto shall be appropriately adjusted so that the holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number of shares of Common Stock of the Corporation which he would have owned immediately following such action had such shares of Preferred Stock been exchanged immediately prior thereto.

(c)    Reorganization, Reclassification, Merger, Sale of All Assets, etc. In case of any capital reorganization of the Corporation, or of any reclassification of the Common Stock, or in case of the consolidation of the Corporation with or the merger of the Corporation with or into any other Person or of the sale, lease or other transfer of all or substantially all of the assets of the Corporation to any other Person, or in the case of any distribution of cash or other assets or of notes or other indebtedness of the Corporation or any other securities of the Corporation (except Common Stock) to the holders of its Common Stock (collectively, a “Triggering Event”), each share of Preferred Stock shall be converted into a certain number of shares of Common Stock, the exact number to be based on the total deposits and total loans of the Rockingham National Bank division as set forth in the conversion chart in Section 3(b) hereof. The conversion ratio shall be based on the total deposits and total loans of the Rockingham National Bank division as set forth in the conversion chart in Section 3(b) hereof even if the Triggering Event occurs prior to the second anniversary of the Office Opening Date. After such Triggering Event, each share of Common Stock that was converted from Preferred Stock shall be convertible into the number of shares of stock or other securities or property to which the Common Stock outstanding at the time of the Triggering Event would have been entitled upon such Triggering Event. The conversion date for purposes of determining the total deposits and total loans of the Rockingham National Bank division shall be the date the Triggering Event is announced publicly through a press release or through a Form 8-K files with the Securities and Exchange Commission.
(d)    Rounding of Calculations: Minimum Adjustment. All calculations under this Section 4 shall be made to the nearest one hundredth (1/100th) of a share of Common Stock, as the case may be. Any provision of this Section 4 to the contrary notwithstanding, no adjustment in the Conversion Ratios shall be made if the amount of such adjustment would be less than one hundredth of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of any together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one hundredth of a share of Common Stock or more.
(e)    Timing of Issuance of Additional Common Stock upon Certain Adjustments. In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of any share of Preferred Stock exchanged after such record date and before the occurrence of such event the additional shares of Common Stock or other issuable or deliverable upon such exchange by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exchange before giving effect to such adjustment; provided, however, that the Corporation, upon request of a holder of Preferred Stock, shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.
(f)    Statement Regarding Adjustments. Whenever the Conversion Ratios shall be adjusted as provided in this Section 4, the Corporation shall forthwith file, at the office of any transfer agent for the Preferred Stock (or at the principal office of the Corporation, if the Corporation serves as its own transfer agent) a statement showing in detail the facts requiring such adjustment and the Conversion Ratios that shall be in effect after such adjustment, and the Corporation shall also cause a copy of such statement to be mailed, first class postage prepaid, to each holder of shares of Preferred Stock at his address appearing on the Corporation’s records. Each such statement shall be signed by the Corporation’s independent public accountants.
(g)    Taxes. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Corporation or other securities or property upon exchange of any shares of Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or securities in the name other than that of the holder of the shares of Preferred Stock in respect of which such shares are being issued.
5.    Voting. The holders of shares of Preferred Stock shall have no right or power to vote on any matter except as required by law. In any matter on which the holders of Preferred Stock shall, as a matter of law, be entitled to vote, the holders shall be entitled to one vote for each share of Preferred Stock held.
6.    Liquidation Rights.
(a)    Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation an amount per share in cash equal to the Purchase Price before any payment or distribution shall be made on the Common Stock or on any other class of capital stock of the Corporation ranking junior to the Preferred Stock upon liquidation. All outstanding shares of any other series of preferred stock shall rank at parity with the shares of Preferred Stock. The consolidation or merger of the Corporation, or a sale, exchange or transfer of all or substantially all of its assets as an entirety, shall not be regarded as a “dissolution, liquidation or winding up of the Corporation” within the meaning of this Section 6(a).
(b)    After the payment to the holders of shares of Preferred Stock of the full preferential amounts fixed hereby for shares of Preferred Stock, the holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.
(c)    If the assets of the Corporation available for distribution to the holders of shares of Preferred Stock upon dissolution, liquidation or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a), no distribution shall be made on account of any shares of a class or series of capital stock of the Corporation ranking on a parity with the shares of Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.
7.    Reports to Holders of Preferred Stock. For so long as there shall remain outstanding any shares of Preferred Stock, the Corporation shall furnish to each holder of record of Preferred Stock (i) all reports sent by the Corporation to holders of record of the Common Stock of the Corporation, and (ii) a quarterly report setting forth the deposits and loans of the Rockingham National Bank division for the most recently completed quarter.
8.    Certain Covenants. So long as any shares of Preferred Stock are outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall not amend, alter or repeal any provision of the Articles of Incorporation of the Corporation so as to affect adversely the preferences, rights, powers or privileges of the Preferred Stock.
9.    Restrictions on Resale; Legend. The shares of Preferred Stock have not been registered under the Securities Act or Virginia law pursuant to applicable exemptions. The shares of the Preferred Stock are subject to substantial restrictions on transfer and may not be sold, assigned, transferred or otherwise disposed of by a holder unless they are subsequently registered, or federal and other exemptions from registration are available. Upon conversion of the Preferred Stock into shares of Common Stock, such shares of Common Stock will be restricted for a period of one (1) year from the date of purchase of the Preferred Shares. This means that the shares of Common Stock may not be sold for at least one (1) year from the date the Preferred Stock was purchased. A legend will be placed on the Preferred Stock and the Common Stock certificates disclosing these restrictions, if applicable.
10.    Exclusion of Other Rights. Unless otherwise required by law, the shares of Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein.
F.    Series 2009 Preferred Stock.
1.    Designation. The new series of preferred stock created by this Article IV, Paragraph F shall be designed and known as the “Series 2009 Preferred Stock.” Each share of Series 2009 Preferred Stock shall be identical in all respects to every other share of Series 2009 Preferred Stock, will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation.
2.    Number of Shares. The authorized number of shares of Series 2009 Preferred Stock shall be 10,000, par value $1.00 per share, with a liquidation preference of $1,000 per share. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series 2009 Preferred Stock then outstanding) by the Board of Directors. Shares of Series 2009 Preferred Stock that are converted in accordance with the terms hereof, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of the Corporation’s preferred stock undesignated as to series. The Corporation shall not have the authority to issue fractional shares of Series 2009 Preferred Stock.
3.    Definitions. As used herein with respect to Series 2009 Preferred Stock:

“Applicable Conversion Price” at any given time means, for each share of Series 2009 Preferred Stock, the price equal to $1,000 divided by the Applicable Conversion Ratio in effect at such time.
“Applicable Conversion Ratio” means the number of shares of Common Stock to be received upon the conversion of each share of Series 2009 Preferred Stock determined by dividing $1,000 by the greater of (i) $6.00 or (ii) the consolidated closing bid price of the Corporation’s Common Stock quoted on the Nasdaq Capital Market immediately preceding the Series 2009 Issuance Date, plus cash in lieu of fractional shares, subject to adjustment as set forth herein.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Moorefield, West Virginia are not authorized or obligated by law, regulation or executive order to close.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, excluding any debt securities convertible into such equity.
“Closing Price” of the Common Stock on any date of determination means:
(a)the closing sale price of the Common Stock (or, if no closing sale price is reported, the last reported sale price of the Common Stock) on that date on the Nasdaq Capital Market;
(b)if the Common Stock is not traded on the Nasdaq Capital Market on that date, the closing sale price of the Common Stock (or, if no closing sale price is reported, the last reported sale price of the Common Stock) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange or association on which the Common Stock is traded;
(c)if the Common Stock is not traded on a U.S. national or regional securities exchange or association on that date, the last quoted bid price per share on that date in the over-the-counter market as reported by Pink Sheets LLC or similar organization; or
(d)if the Common Stock is not so quoted by Pink Sheets LLC or a similar organization on that date, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.
The “Closing Price” for any other share of Capital Stock shall be determined on a comparable basis. For purposes of this Articles of Incorporation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the Nasdaq Capital Market shall be such closing sale price and last reported sale price as reflected on the website of the Nasdaq Capital Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the Nasdaq Capital Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the Nasdaq Capital Market shall govern.
“Common Stock” means the common stock, par value $2.50 per share, of the Corporation.
“Conversion Agent” means Registrar and Transfer Company acting in its capacity as conversion agent for the Series 2009 Preferred Stock, and its successors and assigns or any other conversion agent appointed by the Corporation.
“Conversion Date” has the meaning set forth in Paragraph F.13(a)(iv)(B).
“Current Market Price” of the Common Stock means the average Closing Price of the Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date with respect to the issuance, dividend or distribution requiring such computation.  Notwithstanding the foregoing, whenever successive adjustments to the Applicable Conversion Ratio are called for pursuant to Paragraph 14, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Paragraph F.14 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.
“Distributed Assets” has the meaning set forth in Paragraph F.14(a)(iv).
“Dividend Payment Date” has the meaning set forth in Paragraph F.4(a).
“Dividend Period” has the meaning set forth in Paragraph F.4(a).
“Dividend Threshold Amount” has the meaning set forth in Paragraph F.14(a)(v).
“DTC” means The Depository Trust Company, together with its successors and assigns.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Property” has the meaning set forth in Paragraph F.15(a).
“Ex-Dividend Date,” when used with respect to any issuance, dividend or distribution, means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant issuance, dividend or distribution.
“Expiration Date” has the meaning set forth in Paragraph F.14(a)(vi).
“Expiration Time” has the meaning set forth in Paragraph F.14(a)(vi).

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as determined by the Board of Directors.
“Fiscal Quarter” means, with respect to the Corporation, the fiscal quarter publicly disclosed by the Corporation.
“Holder” means the Person in whose name the shares of Series 2009 Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series 2009 Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series 2009 Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation.
“Mandatory Conversion Date” has the meaning set forth in Paragraph F.13(b)(iii).
“Notice of Mandatory Conversion” has the meaning set forth in Paragraph F.13(b)(iii).
“Parity Stock” means any other class or series of stock of the Corporation that ranks on a par with Series 2009 Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
“Registrar” means Registrar and Transfer Company acting in its capacity as registrar for the Series 2009 Preferred Stock, and its successors and assigns or any other registrar appointed by the Corporation.
“Reorganization Event” has the meaning set forth in Paragraph F.15(a).
“Series 2009 Issuance Date” means the date the Corporation closes its initial offering of shares of Series 2009 Preferred Stock as reflected on its books and records.
“Series 2009 Preferred Stock” has the meaning set forth in Paragraph F.11.
“Spin-Off” has the meaning set forth in Paragraph F.14(a)(iv).
“Spin-Off Valuation Period” has the meaning set forth in Paragraph F.14(a)(iv).

“Trading Day” means a day on which the shares of Common Stock:
(e)    are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and
(f)    have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
“Transfer Agent” shall mean Registrar and Transfer Company acting in its capacity as transfer agent for the Series 2009 Preferred Stock, and its successors and assigns or any other transfer agent appointed by the Corporation.
“Voting Parity Stock” means any Parity Stock having similar voting rights as the Series 2009 Preferred Stock.
“Voting Shares” of a Person means shares of all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
4.    Dividends.
(a)Rate. Holders of Series 2009 Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors, but only out of funds legally available therefor, non-cumulative cash dividends on the liquidation preference of $1,000 per share of Series 2009 Preferred Stock, and no more, from the date of issuance at a rate per annum equal to 8.0%, payable quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing November 1, 2009. The term “Dividend Payment Date” means each February 1, May 1, August 1 and November 1 during the period that any Series 2009 Preferred Stock is outstanding. If any date specified pursuant the preceding sentence is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall be payable to the actual payment date and no interest or other payment shall be paid with respect of such delay. The term “Dividend Period” means each period from and including a Dividend Payment Date (or the date of issuance of the Series 2009 Preferred Stock for the first Dividend Payment Date) to but excluding the next Dividend Payment Date. The amount of dividends payable for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)Non-Cumulative Dividends. Dividends on shares of Series 2009 Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series 2009 Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to be payable and the Corporation shall have no obligation to pay, and the holders of Series 2009 Preferred Stock shall have no right to receive, dividends payable in respect of the Dividend Period ending immediately prior to such Dividend Payment Date after such Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series 2009 Preferred Stock, any Parity Stock, any Junior Stock or any other class or series of authorized preferred stock of the Corporation. Holders of Series 2009 Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period on the Series 2009 Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments or failure to make any Dividend Payment or Dividend Payments.
(c)Priority of Dividends. So long as any share of Series 2009 Preferred Stock remains outstanding and, as to any Junior Stock or Parity Stock then outstanding, unless full dividends on all outstanding shares of Series 2009 Preferred Stock for the Dividend Period ending on or immediately prior to the dividend payment date or other payment date for such Junior Stock or Parity Stock have been paid in full or declared and set aside for payment, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on such Junior Stock (other than a dividend payable solely in Junior Stock) or on such Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and (ii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (1) as a result of a reclassification of Junior Stock for or into Junior Stock, (2) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (3) repurchases in support of our employee benefit and compensation programs, or (4) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation. When dividends are not paid in full upon the Series 2009 Preferred Stock and any Parity Stock, dividends upon shares of the Series 2009 Preferred Stock and such Parity Stock will be declared on a proportional basis, based upon the ratio of the amount of dividends declared on the Series 2009 Preferred Stock and such Parity Stock to the amount that, if declared, would be full dividends (including accrued and unpaid dividends as to any Parity Stock that bears dividends on a cumulative basis) on the Series 2009 Preferred Stock and such Parity Stock through the next succeeding applicable dividend payment date. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of the Series 2009 Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series 2009 Preferred Stock shall not be entitled to participate in any such dividend.
5.    Liquidation Rights.
(a)Liquidation. In the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation, holders of Series 2009 Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Parity Stock or class or series of securities ranking senior to the Series 2009 Preferred Stock upon liquidation and the rights of the Corporation’s creditors, to receive in full a liquidation preference in an amount equal to $1,000 per share, plus an amount equal to all declared and unpaid dividends for the then-current Dividend Period to the date of liquidation. The holders of Series 2009 Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary dissolution, winding-up and liquidation of the Corporation other than what is expressly provided for in this Paragraph 5.
(b)Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference to all holders of Series 2009 Preferred Stock and the liquidation preferences of any Parity Stock to all holders of such Parity Stock, the amounts paid to the holders of Series 2009 Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series 2009 Preferred Stock and all such Parity Stock.
(c)Residual Distributions. If the applicable liquidation preference has been paid in full to all holders of Series 2009 Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Paragraph 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation.
6.Redemption. The Corporation shall not have the right, without the consent of the holder thereof, or obligation to purchase, call, redeem or otherwise acquire for value any or all of the Series 2009 Preferred Stock.
7.Voting Rights. The Holders of the Series 2009 Preferred Stock shall not have voting rights other than those described herein, except as specifically required by West Virginia law. In any matter in which the Series 2009 Preferred Stock may vote, each share of Series 2009 Preferred Stock will represent one vote.
So long as any shares of Series 2009 Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the Holders of at least two-thirds of the outstanding shares of Series 2009 Preferred Stock voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting:
•amend or alter the provisions of its articles of incorporation for the shares of Series 2009 Preferred Stock so as to create or increase the authorized amount of any specific class or series of stock ranking senior to the Series 2009 Preferred Stock with respect to payment of dividends or the distribution of its assets upon its liquidation, dissolution or winding up; or
•amend, alter or repeal the provisions of its articles of incorporation for the shares of Series 2009 Preferred Stock so as to change the rights, preferences, or limitations of the Series 2009 Preferred Stock; or

•consummate a share exchange or reclassification involving the shares of Series 2009 Preferred Stock or a merger or consolidation of the Corporation with another entity, unless in each case shares of Series 2009 Preferred Stock remain outstanding;
provided, however, that (1) any increase in the amount of the Corporation’s authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of Series 2009 Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series 2009 Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up, will not be deemed to change the rights, preferences and limitations of the Series 2009 Preferred Stock.
8.Rank. Each share of Series 2009 Preferred Stock shall be identical in all respects to every other share of Series 2009 Preferred Stock, will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation.
The Corporation shall not be entitled to issue any class or series of its Capital Stock, the terms of which provide that such class or series will rank senior to the Series 2009 Preferred Stock as to payment of dividends or distribution of assets upon liquidation, dissolution or winding-up of the Corporation, without the approval of the Holders of at least two-thirds of the shares of the Series 2009 Preferred Stock then outstanding and any class or series of Parity Stock then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors, without the vote of the Holders of the Series 2009 Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
9.Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series 2009 Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
Unissued or Reacquired Shares. Shares of Series 2009 Preferred Stock not issued or which have been issued and converted in accordance with the terms hereof or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.
No Sinking Fund. Shares of Series 2009 Preferred Stock are not subject to the operation of a sinking fund.
Right to Convert. Each Holder shall have the right, at such Holder’s option, on any Dividend Payment Date, to convert all or any portion of such Holder’s Series 2009 Preferred Stock into shares of Common Stock at the Applicable Conversion Ratio (subject to the conversion procedures set forth in Paragraph F.13 herein) plus cash in lieu of fractional shares.
Conversion.
(a)Conversion Procedures.
i.Effective immediately prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, dividends shall no longer be declared on any converted shares of Series 2009 Preferred Stock and such shares of Series 2009 Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Paragraphs F.12, F.13(b), F.15 or F.16, as applicable.
ii.Prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series 2009 Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock and/or other securities issuable upon conversion), by virtue of holding shares of Series 2009 Preferred Stock.
iii.The Person or Persons entitled to receive the Common Stock and/or other securities issuable upon conversion of Series 2009 Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or such other securities as of the close of business on the Mandatory Conversion Date or any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, other securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series 2009 Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation through book-entry transfer through the Depositary.
iv.Conversion into shares of Common Stock will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:
(A)On the Mandatory Conversion Date or applicable Conversion Date, certificates or evidence of shares in book-entry form representing shares of Common Stock shall be issued and delivered to Holders or their designee upon presentation and surrender of the certificate evidencing the Series 2009 Preferred Stock to the Conversion Agent if shares of the Series 2009 Preferred Stock are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in a global certificate representing Series 2009 Preferred Stock, a book-entry transfer through the Depositary will be made by the Conversion Agent upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.

(B)On the date of any conversion at the option of Holders pursuant to Paragraph F.12, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:
1.complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;
2.surrender the shares of Series 2009 Preferred Stock to the Conversion Agent;
3.if required, furnish appropriate endorsements and transfer documents;
4.if required, pay all transfer or similar taxes; and
5.if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date.
If a Holder’s interest is a beneficial interest in a global certificate representing Series 2009 Preferred Stock, in order to convert a Holder must comply with clauses (3) through (5) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security.
The date on which a Holder complies with the procedures in this clause (iv) is the “Conversion Date.”
(C)The Conversion Agent shall, on a Holder’s behalf, convert the Series 2009 Preferred Stock into shares of Common Stock and/or cash, other securities or other property (involving payments of cash in lieu of fractional shares), in accordance with the terms of the notice delivered by such Holder described in clause (B) above. If a Conversion Date on which a Holder elects to convert Series 2009 Preferred Stock is prior to the record date relating to any declared dividend for the Dividend Period, such Holder will not have the right to receive any declared dividends for that Dividend Period. If a Conversion Date on which a Holder elects to convert Series 2009 Preferred Stock or the Mandatory Conversion Date is after the record date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record on the record date for that dividend. Notwithstanding the preceding sentence, if the Conversion Date is after the record date and prior to the Dividend Payment Date, whether or not such Holder was the Holder of record on the record date, the Holder must pay to the Conversion Agent upon conversion of the shares of Series 2009 Preferred Stock an amount in cash equal to the full dividend actually paid on the Dividend Payment Date for the then-current Dividend Period on the shares of Series 2009 Preferred Stock being converted, unless the Holder’s shares of Series 2009 Preferred Stock are being converted pursuant to Paragraph F.13(b).

(b)Mandatory Conversion at the Corporation’s Option.
(i)On or after July 1, 2012, provided that for at least 20 trading days within the 30 consecutive trading days immediately preceding the delivery of a Notice of Mandatory Conversion, the Closing Price of the Common Stock exceeds 135% of the greater of (i) $6.00 or (ii) the consolidated closing bid price of the Common Stock as quoted on the Nasdaq Capital Market immediately preceding the Series 2009 Issuance Date, the Corporation may, at its option, on any Dividend Payment Date, cause some or all of the Series 2009 Preferred Stock to be converted into shares of Common Stock at the Applicable Conversion Ratio.  The Corporation will provide Notice of Mandatory Conversion as set forth in Paragraph F.13(b)(iii).
(ii)If the Corporation elects to cause less than all of the Series 2009 Preferred Stock to be converted under clause (i) above, the Conversion Agent will select the Series 2009 Preferred Stock to be converted by lot, or on a pro rata basis or by another method the Conversion Agent considers fair and appropriate, including any method required by the Depositary (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Series 2009 Preferred Stock is then traded or quoted). If the Conversion Agent selects a portion of a Holder’s Series 2009 Preferred Stock for partial conversion at the Corporation’s option and such Holder converts a portion of its shares of Series 2009 Preferred Stock at the same time, the portion converted at such Holder’s option will reduce the portion selected for conversion at the Corporation’s option under this Paragraph F.13(b).
(iii)If the Corporation exercises the optional conversion right described in this Paragraph F.13(b), the Corporation shall give notice (such notice a “Notice of Mandatory Conversion”) by (i) providing a notice of such conversion by first class mail to each Holder of record for the shares of Series 2009 Preferred Stock to be converted or (ii) issuing a press release and making this information available on its website. The Conversion Date shall be a date selected by the Corporation (the “Mandatory Conversion Date”), not less than 10 days, and not more than 20 days, after the date on which the Corporation provides the Notice of Mandatory Conversion. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:
(A)the Mandatory Conversion Date;
(B)the number of shares of Common Stock to be issued upon conversion of each share of Series 2009 Preferred Stock; and
(C)the aggregate number of shares of Series 2009 Preferred Stock to be converted.
(c)Mandatory Conversion After Ten Years. On July 1, 2019, all of the Series 2009 Preferred Stock issued and outstanding shall automatically and mandatorily be converted into shares of Common Stock at the Applicable Conversion Ratio. The conversion of the Series 2009 Preferred Stock into Common Stock on July 1, 2019 shall not be conditioned on the price of the Common Stock or any other event or occurrence.

14.Anti-Dilution Adjustments.
(a)The Applicable Conversion Ratio shall be adjusted from time to time by the Corporation as follows:
(i)In case the Corporation shall, at any time or from time to time while any of the Series 2009 Preferred Stock is outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, then the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., West Virginia time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Applicable Conversion Ratio in effect on the Ex-Dividend Date for such dividend or distribution;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., West Virginia time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend or distribution.
Any adjustment made pursuant to this Paragraph F.14(a)(i) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution that is the subject of this Paragraph F.14(a)(i) is declared but not so paid or made, the Applicable Conversion Ratio shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Applicable Conversion Ratio that would then be in effect if such dividend or distribution had not been declared.  For purposes of this Paragraph F.14(a)(i), the number of shares of Common Stock outstanding at 5:00 p.m., West Virginia time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution shall not include shares of Common Stock held in treasury, if any. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in treasury, if any.
(ii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., West Virginia time, on the Trading Day immediately preceding the effective date of such subdivision or combination;

CR1	=	the Applicable Conversion Ratio in effect on the effective date of such subdivision or combination;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., West Virginia time, on the Trading Day immediately preceding the effective date of such subdivision or combination; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.
Any adjustment made pursuant to this Paragraph F.14(a)(ii) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the effective date of such subdivision or combination.
(iii)In case the Corporation shall issue rights (other than rights issued pursuant to a stockholders’ rights plan of the Corporation’s 1998 or 2009 stock option plans) or warrants to all or substantially all holders of its outstanding shares of Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock, the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y
where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., West Virginia time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

CR1	=	the Applicable Conversion Ratio in effect on the Ex-Dividend Date for such issuance;

OS0	=	the number of shares of the Common Stock that are outstanding at 5:00 p.m., West Virginia time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of the Common Stock equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants, divided by (y) the Current Market Price of the Common Stock.
Any adjustment made pursuant to this Paragraph F.14(a)(iii) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the Ex-Dividend Date for such issuance.  In the event that such rights or warrants described in this Paragraph F.14(a)(iii) are not so issued, the Applicable Conversion Ratio shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Applicable Conversion Ratio that would then be in effect if such issuance had not been declared.  To the extent that such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Applicable Conversion Ratio shall be readjusted to the Applicable Conversion Ratio that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Corporation for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).  For purposes of this Paragraph F.14(a)(iii), the number of shares of Common Stock outstanding at 5:00 p.m., West Virginia time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance shall not include shares of Common Stock held in treasury, if any.  The Corporation will not issue any such rights or warrants in respect of shares of Common Stock held in treasury, if any.
(iv)In case the Corporation shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock shares of any class of Capital Stock of the Corporation, evidences of its indebtedness or assets, including securities, but excluding (1) any dividends or distributions referred to in Paragraph F.14(a)(i), (2) any rights or warrants referred to in Paragraph F.14(a)(iii), (3) any dividends or distributions referred to in Paragraph F.14(a)(v), (4) any dividends or distributions in connection with a transaction to which Paragraph F.15 applies, or (5) any Spin-Off to which the provisions set forth below in this Paragraph F.14(a)(iv) applies, any of the foregoing hereinafter in this Paragraph F.14(a)(iv) called the “Distributed Assets”), then, in each such case, the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV
where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., West Virginia time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR1	=	the Applicable Conversion Ratio in effect on the Ex-Dividend Date for such distribution;

SP0	=	the Current Market Price of the Common Stock; and

FMV	=	the Fair Market Value, on the Ex-Dividend Date for such distribution, of the Distributed Assets so distributed, expressed as an amount per share of Common Stock.
If the transaction that gives rise to an adjustment pursuant to this Paragraph F.14(a)(iv) is, however, one pursuant to which the payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of, or similar equity interests in, a subsidiary or other business unit of the Corporation (a “Spin-Off”) that are, or, when issued, will be, traded or listed on the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange or any other U.S. national securities exchange or association, then the Applicable Conversion Ratio shall instead be adjusted based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0
where,

CR0	=	=	the Applicable Conversion Ratio in effect at 5:00 p.m., West Virginia time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR1	=	=	the Applicable Conversion Ratio in effect on the Ex-Dividend Date for such distribution;

FMV0	=	=	the average of the Closing Prices of such capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock during the 10 consecutive Trading Day period commencing on, and including, the effective date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0	=	=	the average of the Closing Prices of the Common Stock during the Spin-Off Valuation Period.

Any adjustment made pursuant to this Paragraph F.14(a)(iv) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the Ex-Dividend Date for such distribution.  If any dividend or distribution of the type described in this Paragraph F.14(a)(iv) is not so paid or made, the Applicable Conversion Ratio shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Applicable Conversion Ratio that would then be in effect if such dividend or distribution had not been declared.  If an adjustment to the Applicable Conversion Ratio is required under this Paragraph F.14(a)(iv), delivery of any additional shares of Common Stock upon conversion of the Series 2009 Preferred Stock shall be delayed to the extent necessary in order to complete the calculations provided for in this Paragraph F.14(a)(iv).
(v)    In case the Corporation shall pay a dividend or otherwise make a distribution to all or substantially all holders of its outstanding shares of Common Stock consisting exclusively of cash, excluding (1) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon transaction to which Paragraph F.15 applies, or (2) regular cash dividends to the extent that such dividends do not exceed $0.10 per share in any Fiscal Quarter (the “Dividend Threshold Amount”), then the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – DIV
where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., West Virginia time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Applicable Conversion Ratio in effect on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Current Market Price of the Common Stock; and

DIV	=
the amount in cash per share of Common Stock of the dividend or distribution, as determined pursuant to the following sentences. If any adjustment is required to be made as set forth in this Paragraph F.14(a)(v) as a result of a distribution (1) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the Dividend Threshold Amount or (2) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution. The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Applicable Conversion Ratio is adjusted; provided that no adjustment shall be made to the Dividend Threshold Amount for any adjustment made to the Applicable Conversion Ratio as described under this Paragraph F.14(a)(v).

Any adjustment made pursuant to this Paragraph F.14(a)(v) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the Ex-Dividend Date for such dividend or distribution.  If any dividend or distribution of the type described in this Paragraph F.14(a)(v) is not so paid or made, the Applicable Conversion Ratio shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Applicable Conversion Ratio that would then be in effect if such dividend or distribution had not been declared.
(vi)    In case of purchases of Common Stock pursuant to a tender offer or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date, as it may be amended, on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
SP1 x OS0

where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., West Virginia time, on the Expiration Date;

CR1	=	the Applicable Conversion Ratio in effect immediately after 5:00 p.m., West Virginia time, on the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors), on the Expiration Date, paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS1	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”);

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time; and

SP1	=	the average Closing Price per share of Common Stock during the 10 consecutive Trading Day period commencing on the Trading Day immediately after the Expiration Date.
Any adjustment made pursuant to this Paragraph F.14(a)(vi) shall become effective immediately prior to 9:00 a.m., West Virginia time, on the Trading Day immediately following the Expiration Date. If the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Applicable Conversion Ratio shall be readjusted to be the Applicable Conversion Ratio that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Paragraph F.14(a)(vi) to any tender offer or exchange offer would result in a decrease in the Applicable Conversion Ratio, no adjustment shall be made for such tender offer or exchange offer under this Paragraph F.14(a)(vi).  If an adjustment to the Applicable Conversion Ratio is required under this Paragraph F.14(a)(vi), delivery of any additional shares of Common Stock upon conversion of the Series 2009 Preferred Stock shall be delayed to the extent necessary in order to complete the calculations provided for in this Paragraph F.14(a)(vi).
(vii)    To the extent the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series 2009 Preferred Stock, the Holder will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock in accordance with the provisions of such rights plan, in which case the Applicable Conversion Ratio shall be adjusted at the time of separation as if the Corporation made a distribution to all or substantially all holders of the outstanding shares of Common Stock as provided in Paragraph F.14(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(viii)    In cases where the Fair Market Value of shares of Capital Stock, evidences of indebtedness, assets (including cash) or securities, including with respect to a Spin-Off, as to which Paragraph F.14(a)(iv) or Paragraph F.14(a)(v) apply, applicable to one share of Common Stock, distributed to holders of Common Stock:
(1)equals or exceeds the Current Market Price of the Common Stock; or
(2)the Current Market Price of the Common Stock exceeds the fair market value of shares of Capital Stock, evidences of indebtedness, assets (including cash) or securities so distributed by less than $1.00, rather than being entitled to an adjustment in the Applicable Conversion Ratio, the Holder shall be entitled to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of shares of Capital Stock, evidences of indebtedness, assets (including cash) or securities comprising the distribution that such Holder would have received if such Holder’s Series 2009 Preferred Stock had been converted immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.
(ix)    Notwithstanding any of the foregoing clauses in this Paragraph F.14, the applicable Applicable Conversion Ratio will not be adjusted pursuant to this Paragraph F.14 if the Holders may participate in the transaction that would otherwise give rise to adjustment pursuant to this Paragraph F.14 as a result of holding shares of the Series 2009 Preferred Stock, without conversion of such Holder’s shares of Series 2009 Preferred Stock, as if such Holder held the full number of shares of Common Stock in to which a share of Series 2009 Preferred Stock may then be converted.
(x)    The Corporation may, but is not required to, make such increases in the Applicable Conversion Ratio, in addition to those required by Paragraph F.14(a)(i) through (vi), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Common Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.
(xi)    In addition to the foregoing, to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Capital Market, the Corporation from time to time may increase the Applicable Conversion Ratio by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Applicable Conversion Ratio is increased pursuant to the preceding sentence, the Corporation shall mail to Holders of record of the Series 2009 Preferred Stock a notice of the increase, which notice will be given at least 15 calendar days prior to the effectiveness of any such increase, and such notice shall state the increased Applicable Conversion Ratio and the period during which it will be in effect.
(xii)    The Corporation shall not increase the Applicable Conversion Ratio pursuant to any adjustment beyond the maximum level permitted by the continued listing standards of the Nasdaq Capital Market; however the Corporation covenants not to enter into any transaction, or take any other action, that will require an adjustment to the Applicable Conversion Ratio that would exceed the number of shares of Common Stock that would require stockholder approval under the continued listing standards of the Nasdaq Capital Market without having obtained prior stockholder approval.
(xiii)    If during a period applicable for calculating the Closing Price of Common Stock or any other security, an event occurs that requires an adjustment to the Applicable Conversion Ratio, the Closing Price of such security shall be calculated for such period in a manner determined by the Corporation to appropriately reflect the impact of such event on the price of such security during such period. Whenever any provision of this Articles of Incorporation requires a calculation of an average of Closing Prices of Common Stock or any other security over multiple days, appropriate adjustments shall be made to account for any adjustment to the Applicable Conversion Ratio that becomes effective, or any event requiring an adjustment to the Applicable Conversion Ratio where the Ex-Dividend Date of the event occurs, at any time during the period during which the average is to be calculated.
(xiv)    In the event the Common Stock ceases to be traded on an applicable exchange or applicable market and as a result there is no Ex-Dividend Date with respect to any issuance, dividend or distribution requiring an adjustment to the Applicable Conversion Ratio pursuant to this Paragraph F.14, the Corporation shall calculate the adjustment using the record date for such issuance, dividend or distribution in lieu of the Ex-Dividend Date.
(xv)    Whenever the Applicable Conversion Ratio is adjusted as herein provided, the Corporation will issue a notice to the Conversion Agent and DTC containing the relevant information and make this information available on the Corporation’s website. In addition, the Corporation shall provide upon the request of a Holder, to the extent not posted on the Corporation website, a brief statement retting forth in reasonable detail reasonable detail the method by which the adjustment to the Applicable Conversion Ratio was determined and setting forth the revised Applicable Conversion Ratio.
15.Reorganization Events.
(a)In the event of:
(i)any consolidation or merger of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;
(ii)any sale, transfer, lease, or conveyance to another Person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property;
(iii)any reclassification of the Common Stock into securities, including securities other than the Common Stock; or
(iv)any statutory exchange of the Corporation’s securities with another Person (other than in connection with a merger or acquisition);

(v)(any such event specified in this Paragraph F.15(a), a “Reorganization Event”), each share of Series 2009 Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the shares of Common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party in exchange for such Common Stock (such securities, cash, and other property, the “Exchange Property”).
(b)In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of the Common Stock that affirmatively make an election (or of all such holders if none make an election). On each Conversion Date following a Reorganization Event, the Applicable Conversion Ratio then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above. The amount of Exchange Property receivable upon conversion of any Series 2009 Preferred Stock in accordance with Paragraphs F.12 or F.13(b) hereof shall be determined based upon the then Applicable Conversion Ratio.
(c)The above provisions of this Paragraph F.15 shall similarly apply to successive Reorganization Events and the provisions of Paragraph F.14 shall apply to any shares of Capital Stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.
(d)The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Paragraph F.15.
16.Fractional Shares.
(a)No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series 2009 Preferred Stock.
(b)In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion at the Corporation’s option pursuant to Paragraph F.13(b) hereof or any conversion at the option of the Holder pursuant to Paragraph F.12, if applicable, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.
(c)If more than one share of the Series 2009 Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series 2009 Preferred Stock so surrendered.

17.Reservation of Common Stock.
(a)The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series 2009 Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series 2009 Preferred Stock then outstanding, calculated assuming the initial Applicable Conversion Price, subject to adjustment as described under Paragraph F.14. For purposes of this Paragraph F.17(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series 2009 Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
(b)All shares of Common Stock delivered upon conversion of the Series 2009 Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
(c)Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series 2009 Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
(d)The Corporation hereby covenants and agrees that, so long as the Common Stock shall be listed on the Nasdaq Capital Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed all the Common Stock issuable upon conversion of the Series 2009 Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series 2009 Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series 2009 Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
18.Preemptive or Subscription Rights. The Holders of Series 2009 Preferred Stock shall not have any preemptive or subscription rights.

(G)    Series 2011 Preferred Stock.
1.Designation. The new series of preferred stock created by this Article IV, Paragraph G shall be designed and known as the “Series 2011 Preferred Stock.” Each share of Series 2011 Preferred Stock shall be identical in all respects to every other share of Series 2011 Preferred Stock, will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation.

2.Number of Shares. The authorized number of shares of Series 2011 Preferred Stock shall be 15,000, par value $1.00 per share, with a liquidation preference of $500 per share. Such number may from time to time be increased (but not in excess of the total number of authorized shares of Capital Stock of the Corporation) or decreased (but not below the number of shares of Series 2011 Preferred Stock then outstanding) by the Board of Directors. Shares of Series 2011 Preferred Stock that are converted in accordance with the terms hereof, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of the Corporation’s preferred stock undesignated as to series. The Corporation shall not have the authority to issue fractional shares of Series 2011 Preferred Stock.
3.Definitions. As used herein with respect to Series 2011 Preferred Stock:
“Applicable Conversion Price” at any given time means, for each share of Series 2011 Preferred Stock, the price equal to $500 divided by the Applicable Conversion Ratio in effect at such time.
“Applicable Conversion Ratio” means the number of shares of Common Stock to be received upon the conversion of each share of Series 2011 Preferred Stock determined by dividing $500 by the greater of (i) $4.00 or (ii) the Closing Price of the Common Stock on the Trading Day immediately preceding the date of issuance of such share of Series 2011 Preferred Stock, plus cash in lieu of fractional shares, subject to adjustment as set forth herein.
“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in Moorefield, West Virginia are not authorized or obligated by law, regulation or executive order to close.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, excluding any debt securities convertible into such equity.
“Closing Price” of the Common Stock on any date of determination means:
(a)the closing sale price of the Common Stock (or, if no closing sale price is reported, the last reported sale price of the Common Stock) on that date on the Nasdaq Capital Market;
(b)if the Common Stock is not traded on the Nasdaq Capital Market on that date, the closing sale price of the Common Stock (or, if no closing sale price is reported, the last reported sale price of the Common Stock) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange or association on which the Common Stock is traded;

(c)if the Common Stock is not traded on a U.S. national or regional securities exchange or association on that date, the last quoted bid price per share on that date in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or
(d)if the Common Stock is not so quoted by Pink Sheets LLC or a similar organization on that date, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.
The “Closing Price” for any other share of Capital Stock shall be determined on a comparable basis. For purposes of these Articles of Incorporation, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the Nasdaq Capital Market shall be such closing sale price and last reported sale price as reflected on the website of the Nasdaq Capital Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the Nasdaq Capital Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the Nasdaq Capital Market shall govern.
“Common Stock” means the common stock, par value $2.50 per share, of the Corporation.
“Conversion Agent” means Registrar and Transfer Company acting in its capacity as conversion agent for the Series 2011 Preferred Stock, and its successors and assigns or any other conversion agent appointed by the Corporation.
“Conversion Date” has the meaning set forth in Paragraph F.13(a)(iv)(B).
“Current Market Price” of the Common Stock means the average Closing Price of the Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date with respect to the issuance, dividend or distribution requiring such computation.  Notwithstanding the foregoing, whenever successive adjustments to the Applicable Conversion Ratio are called for pursuant to Paragraph G.14, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Paragraph GF.14 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
“Depositary” means DTC or its nominee or any successor depositary appointed by the Corporation.
“Distributed Assets” has the meaning set forth in Paragraph F.14(a)(iv).
“Dividend Payment Date” has the meaning set forth in Paragraph F.4(a).
“Dividend Period” has the meaning set forth in Paragraph F.4(a).
“Dividend Threshold Amount” has the meaning set forth in Paragraph F.14(a)(v).

“DTC” means The Depository Trust Company, together with its successors and assigns.
“Exchange Property” has the meaning set forth in Paragraph F.15(a).
“Ex-Dividend Date,” when used with respect to any issuance, dividend or distribution, means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant issuance, dividend or distribution.
“Expiration Date” has the meaning set forth in Paragraph F.14(a)(vi).
“Expiration Time” has the meaning set forth in Paragraph F.14(a)(vi).
“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s-length transaction as determined by the Board of Directors.
“Holder” means the Person in whose name the shares of Series 2011 Preferred Stock are registered, which may be treated by the Corporation, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series 2011 Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.
“Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized over which Series 2011 Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation.
“Mandatory Conversion Date” has the meaning set forth in Paragraph F.13(b)(iii).
“Notice of Mandatory Conversion” has the meaning set forth in Paragraph F.13(b)(iii).
“Parity Stock” means any other class or series of stock of the Corporation that ranks on par with Series 2011 Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation, including, but not limited to, the Series 2009 Preferred Stock issued by the Corporation.
“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
“Registrar” means Registrar and Transfer Company acting in its capacity as registrar for the Series 2011 Preferred Stock, and its successors and assigns or any other registrar appointed by the Corporation.

“Reorganization Event” has the meaning set forth in Paragraph F.15(a).
“Series 2011 Preferred Stock” has the meaning set forth in Paragraph F.1.
“Spin-Off” has the meaning set forth in Paragraph F.14(a)(iv).
“Spin-Off Valuation Period” has the meaning set forth in Paragraph F.14(a)(iv).
“Trading Day” means a day on which the shares of Common Stock:
(a)are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and
(b)have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.
“Transfer Agent” shall mean Registrar and Transfer Company acting in its capacity as transfer agent for the Series 2011 Preferred Stock, and its successors and assigns or any other transfer agent appointed by the Corporation.
4.Dividends.
(a)Rate. Holders of Series 2011 Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors, but only out of funds legally available therefor, non-cumulative cash dividends on the liquidation preference of $500 per share of Series 2011 Preferred Stock, and no more, from the date of issuance at a rate per annum equal to 8.0%, payable quarterly in arrears on each March 1, June 1, September 1 and December 1, commencing December 1, 2011. The term “Dividend Payment Date” means each March 1, June 1, September 1 and December 1 during the period that any Series 2011 Preferred Stock is outstanding. If any date specified pursuant the preceding sentence is not a Business Day, then dividends will be payable on the first Business Day following such date and dividends shall be payable to the actual payment date and no interest or other payment shall be paid with respect of such delay. The term “Dividend Period” means, with respect to each share of Series 2011 Preferred Stock, each calendar quarter ending March 31, June 30, September 30 and December 31; provided that the first Dividend Period shall commence on the date of first issuance of such share of Series 2011 Preferred Stock and shall continue through the end of such calendar quarter. The amount of dividends payable for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.
(b)Record Date. Each dividend shall be payable to Holders of record as they appear on the Corporation’s stock register at 5:00 p.m., Eastern time, on the last day of the calendar quarter immediately preceding the relevant Dividend Payment Date. The record date shall apply regardless of whether any particular record date is a Business Day.
(c)Non-Cumulative Dividends. Dividends on shares of Series 2011 Preferred Stock shall be non-cumulative. To the extent that any dividends payable on the shares of Series 2011 Preferred Stock on any Dividend Payment Date are not declared and paid, in full or otherwise, on such Dividend Payment Date, then such unpaid dividends shall not cumulate and shall cease to be payable and the Corporation shall have no obligation to pay, and the holders of Series 2011 Preferred Stock shall have no right to receive, dividends payable in respect of the Dividend Period ending immediately prior to such Dividend Payment Date after such Dividend Payment Date, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series 2011 Preferred Stock, any Parity Stock, any Junior Stock or any other class or series of authorized preferred stock of the Corporation. Holders of Series 2011 Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period on the Series 2011 Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or dividend payments or failure to make any dividend payment or dividend payments.
(d)Priority of Dividends. So long as any share of Series 2011 Preferred Stock remains outstanding and, as to any Junior Stock or Parity Stock then outstanding, unless full dividends on all outstanding shares of Series 2011 Preferred Stock for the Dividend Period ending on or immediately prior to the dividend payment date or other payment date for such Junior Stock or Parity Stock have been paid in full or declared and set aside for payment, (i) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on such Junior Stock (other than a dividend payable solely in Junior Stock) or on such Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and (ii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (1) as a result of a reclassification of Junior Stock for or into Junior Stock, (2) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (3) repurchases in support of the Corporation’s employee benefit and compensation programs, or (4) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation. When dividends are not paid in full upon the Series 2011 Preferred Stock and any Parity Stock, dividends upon shares of the Series 2011 Preferred Stock and such Parity Stock will be declared on a proportional basis, based upon the ratio of the amount of dividends declared on the Series 2011 Preferred Stock and such Parity Stock to the amount that, if declared, would be full dividends (including accrued and unpaid dividends as to any Parity Stock that bears dividends on a cumulative basis) on the Series 2011 Preferred Stock and such Parity Stock through the next succeeding applicable dividend payment date. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of the Series 2011 Preferred Stock prior to such date. Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Junior Stock from time to time out of any funds legally available therefor, and the shares of Series 2011 Preferred Stock shall not be entitled to participate in any such dividend.
5.Liquidation Rights.
(a)Liquidation. In the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation, holders of Series 2011 Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Parity Stock or class or series of securities ranking senior to the Series 2011 Preferred Stock upon liquidation and the rights of the Corporation’s creditors, to receive in full a liquidation preference in an amount equal to $500 per share, plus an amount equal to all declared and unpaid dividends for the then-current Dividend Period to the date of liquidation. The holders of Series 2011 Preferred Stock shall not be entitled to any further payments in the event of any such voluntary or involuntary dissolution, winding-up and liquidation of the Corporation other than what is expressly provided for in this Paragraph G.5.
(b)Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference to all holders of Series 2011 Preferred Stock and the liquidation preferences of any Parity Stock to all holders of such Parity Stock, the amounts paid to the holders of Series 2011 Preferred Stock and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series 2011 Preferred Stock and all such Parity Stock.
(c)Residual Distributions. If the applicable liquidation preference has been paid in full to all holders of Series 2011 Preferred Stock and all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Paragraph G.5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation, nor shall the merger, consolidation or any other business combination transaction of the Corporation into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Corporation be deemed to be a voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation.
6.Redemption. The Corporation shall not have the right, without the consent of the Holder thereof, or obligation to purchase, call, redeem or otherwise acquire for value any or all of the Series 2011 Preferred Stock.
7.Voting Rights. The Holders of the Series 2011 Preferred Stock shall not have voting rights other than those described herein, except as specifically required by West Virginia law. In any matter in which the Series 2011 Preferred Stock may vote, each share of Series 2011 Preferred Stock will represent one vote.
So long as any shares of Series 2011 Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the Holders of at least two-thirds of the outstanding shares of Series 2011 Preferred Stock voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting:
•amend or alter the provisions of its articles of incorporation for the shares of Series 2011 Preferred Stock so as to create or increase the authorized amount of any specific class or series of stock ranking senior to the Series 2011 Preferred

Stock with respect to payment of dividends or the distribution of its assets upon its liquidation, dissolution or winding up; or
•amend, alter or repeal the provisions of its articles of incorporation for the shares of Series 2011 Preferred Stock so as to change the rights, preferences, or limitations of the Series 2011 Preferred Stock; or
•consummate a share exchange or reclassification involving the shares of Series 2011 Preferred Stock or a merger or consolidation of the Corporation with another entity, unless in each case shares of Series 2011 Preferred Stock remain outstanding;
provided, however, that (1) any increase in the amount of the Corporation’s authorized but unissued shares of preferred stock, (2) any increase in the authorized or issued shares of Series 2011 Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series 2011 Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or noncumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up, will not be deemed to change the rights, preferences and limitations of the Series 2011 Preferred Stock.
8.Rank. The Corporation shall not be entitled to issue any class or series of its Capital Stock, the terms of which provide that such class or series will rank senior to the Series 2011 Preferred Stock as to payment of dividends or distribution of assets upon liquidation, dissolution or winding-up of the Corporation, without the approval of the Holders of at least two-thirds of the shares of the Series 2011 Preferred Stock then outstanding and any class or series of Parity Stock then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. Notwithstanding anything set forth in the articles of incorporation or these Articles of Amendment to the contrary, the Board of Directors, without the vote of the Holders of the Series 2011 Preferred Stock, may authorize and issue additional shares of Junior Stock or Parity Stock.
9.Repurchase. Subject to the limitations imposed herein, the Corporation may purchase and sell Series 2011 Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors may determine; provided, however, that the Corporation shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Corporation is, or by such purchase would be, rendered insolvent.
10.No Sinking Fund. Shares of Series 2011 Preferred Stock are not subject to the operation of a sinking fund.
11.Right to Convert. Each Holder shall have the right, at such Holder’s option, on any Dividend Payment Date, to convert all or any portion of such Holder’s Series 2011 Preferred Stock into shares of Common Stock at the Applicable Conversion Ratio (subject to the conversion procedures set forth in Paragraph F.13 herein) plus cash in lieu of fractional shares.

12.Conversion.
(a)Conversion Procedures.
(i)Effective immediately prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, dividends shall no longer be declared on any converted shares of Series 2011 Preferred Stock and such shares of Series 2011 Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Paragraphs F.12, F.13(b), F.15 or F.16, as applicable.
(ii)Prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series 2011 Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock and/or other securities issuable upon conversion), by virtue of holding shares of Series 2011 Preferred Stock.
(iii)The Person or Persons entitled to receive the Common Stock and/or other securities issuable upon conversion of Series 2011 Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or such other securities as of the close of business on the Mandatory Conversion Date or any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, other securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series 2011 Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation through book-entry transfer through the Depositary.
(iv)Conversion into shares of Common Stock will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:
(A)    On the Mandatory Conversion Date or applicable Conversion Date, certificates or evidence of shares in book-entry form representing shares of Common Stock shall be issued and delivered to Holders or their designee upon presentation and surrender of the certificate evidencing the Series 2011 Preferred Stock to the Conversion Agent if shares of the Series 2011 Preferred Stock are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in a global certificate representing Series 2011 Preferred Stock, a book-entry transfer through the Depositary will be made by the Conversion Agent upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.

(B)    On the date of any conversion at the option of Holders pursuant to Paragraph F.12, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:
(1)complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;
(2)surrender the shares of Series 2011 Preferred Stock to the Conversion Agent;
(3)if required, furnish appropriate endorsements and transfer documents;
(4)if required, pay all transfer or similar taxes; and
(5)if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date.
If a Holder’s interest is a beneficial interest in a global certificate representing Series 2011 Preferred Stock, in order to convert a Holder must comply with clauses (3) through (5) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security.
    The date on which a Holder complies with the procedures in this clause (iv) is the “Conversion Date.”

(C)    The Conversion Agent shall, on a Holder’s behalf, convert the Series 2011 Preferred Stock into shares of Common Stock and/or cash, other securities or other property (involving payments of cash in lieu of fractional shares), in accordance with the terms of the notice delivered by such Holder described in clause (B) above. If a Conversion Date on which a Holder elects to convert Series 2011 Preferred Stock is prior to the record date relating to any declared dividend for the Dividend Period, such Holder will not have the right to receive any declared dividends for that Dividend Period. If a Conversion Date on which a Holder elects to convert Series 2011 Preferred Stock or the Mandatory Conversion Date is after the record date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record on the record date for that dividend. Notwithstanding the preceding sentence, if the Conversion Date is after the record date and prior to the Dividend Payment Date, whether or not such Holder was the Holder of record on the record date, the Holder must pay to the Conversion Agent upon conversion of the shares of Series 2011 Preferred Stock an amount in cash equal to the full dividend actually paid on the Dividend Payment Date for the then-current Dividend Period on the shares of Series 2011 Preferred Stock being converted, unless the Holder’s shares of Series 2011 Preferred Stock are being converted pursuant to Paragraph F.13(b).

(b)Mandatory Conversion at the Corporation’s Option.
(i)On or after June 1, 2014, provided that for at least 20 Trading Days within the 30 consecutive Trading Days immediately preceding the delivery of a Notice of Mandatory Conversion, the Closing Price of the Common Stock exceeds 135% of the greater of (i) $4.00 or (ii) the Closing Price of the Common Stock on the Trading Day immediately preceding the date of issuance of a share of Series 2011 Preferred Stock, the Corporation may, at its option, on any Dividend Payment Date, cause some or all of the Series 2011 Preferred Stock to be converted into shares of Common Stock at the Applicable Conversion Ratio.  The Corporation will provide Notice of Mandatory Conversion as set forth in Paragraph F.13(b)(iii).
(ii)If the Corporation elects to cause less than all of the Series 2011 Preferred Stock to be converted under clause (i) above, the Conversion Agent will select the Series 2011 Preferred Stock to be converted by lot, or on a pro rata basis or by another method the Conversion Agent considers fair and appropriate, including any method required by the Depositary (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Series 2011 Preferred Stock is then traded or quoted). If the Conversion Agent selects a portion of a Holder’s Series 2011 Preferred Stock for partial conversion at the Corporation’s option and such Holder converts a portion of its shares of Series 2011 Preferred Stock at the same time, the portion converted at such Holder’s option will reduce the portion selected for conversion at the Corporation’s option under this Paragraph F.13(b).
(iii)If the Corporation exercises the optional conversion right described in this Paragraph F.13(b), the Corporation shall give notice (such notice a “Notice of Mandatory Conversion”) by (i) providing a notice of such conversion by first class mail to each Holder of record for the shares of Series 2011 Preferred Stock to be converted or (ii) issuing a press release and making this information available on its website. The Conversion Date shall be a date selected by the Corporation (the “Mandatory Conversion Date”), not less than 10 days, and not more than 20 days, after the date on which the Corporation provides the Notice of Mandatory Conversion. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:
(A)    the Mandatory Conversion Date;
(B)    the number of shares of Common Stock to be issued upon conversion of each share of Series 2011 Preferred Stock; and
(C)    the aggregate number of shares of Series 2011 Preferred Stock to be converted.
(c)Mandatory Conversion After Ten Years. On June 1, 2021, all of the Series 2011 Preferred Stock issued and outstanding shall automatically and mandatorily be converted into shares of Common Stock at the Applicable Conversion Ratio. The conversion of the Series 2011 Preferred Stock into Common Stock on June 1, 2021 shall not be conditioned on the price of the Common Stock or any other event or occurrence.

13.Anti-Dilution Adjustments.
(a)The Applicable Conversion Ratio shall be adjusted from time to time by the Corporation as follows:
(i)In case the Corporation shall, at any time or from time to time while any of the Series 2011 Preferred Stock is outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, then the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., Eastern time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Applicable Conversion Ratio in effect on the Ex-Dividend Date for such dividend or distribution;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., Eastern time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend or distribution.
Any adjustment made pursuant to this Paragraph F.14(a)(i) shall become effective immediately prior to 9:00 a.m., Eastern time, on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution that is the subject of this Paragraph F.14(a)(i) is declared but not so paid or made, the Applicable Conversion Ratio shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Applicable Conversion Ratio that would then be in effect if such dividend or distribution had not been declared.  For purposes of this Paragraph F.14(a)(i), the number of shares of Common Stock outstanding at 5:00 p.m., Eastern time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution shall not include shares of Common Stock held in treasury, if any. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in treasury, if any.
(ii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0
where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., Eastern time, on the Trading Day immediately preceding the effective date of such subdivision or combination;

CR1	=	the Applicable Conversion Ratio in effect on the effective date of such subdivision or combination;

OS0	=	the number of shares of Common Stock outstanding at 5:00 p.m., Eastern time, on the Trading Day immediately preceding the effective date of such subdivision or combination; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.
Any adjustment made pursuant to this Paragraph F.14(a)(ii) shall become effective immediately prior to 9:00 a.m., Eastern time, on the effective date of such subdivision or combination.
(iii)In case the Corporation shall issue rights (other than rights issued pursuant to a stockholders’ rights plan of the Corporation’s 1998 or 2009 stock option plans) or warrants to all or substantially all holders of its outstanding shares of Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock, the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y
where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., Eastern time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

CR1	=	the Applicable Conversion Ratio in effect on the Ex-Dividend Date for such issuance;

OS0	=	the number of shares of the Common Stock that are outstanding at 5:00 p.m., Eastern time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of the Common Stock equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants, divided by (y) the Current Market Price of the Common Stock.
Any adjustment made pursuant to this Paragraph F.14(a)(iii) shall become effective immediately prior to 9:00 a.m., Eastern time, on the Ex-Dividend Date for such issuance.  In the event that such rights or warrants described in this Paragraph F.14(a)(iii) are not so issued, the Applicable Conversion Ratio shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Applicable Conversion Ratio that would then be in effect if such issuance had not been declared.  To the extent that such rights or warrants are not exercised prior to their expiration or shares of the Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Applicable Conversion Ratio shall be readjusted to the Applicable Conversion Ratio that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Corporation for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).  For purposes of this Paragraph F.14(a)(iii), the number of shares of Common Stock outstanding at 5:00 p.m., Eastern time, on the Trading Day immediately preceding the Ex-Dividend Date for such issuance shall not include shares of Common Stock held in treasury, if any.  The Corporation will not issue any such rights or warrants in respect of shares of Common Stock held in treasury, if any.
(iv)In case the Corporation shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock shares of any class of Capital Stock of the Corporation, evidences of its indebtedness or assets, including securities, but excluding (1) any dividends or distributions referred to in Paragraph F.14(a)(i), (2) any rights or warrants referred to in Paragraph F.14(a)(iii), (3) any dividends or distributions referred to in Paragraph F.14(a)(v), (4) any dividends or distributions in connection with a transaction to which Paragraph F.15 applies, or (5) any Spin-Off to which the provisions set forth below in this Paragraph F.14(a)(iv) applies (any of the foregoing hereinafter in this Paragraph F.14(a)(iv) called the “Distributed Assets”), then, in each such case, the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV
where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., Eastern time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR1	=	the Applicable Conversion Ratio in effect on the Ex-Dividend Date for such distribution;

SP0	=	the Current Market Price of the Common Stock; and

FMV	=	the Fair Market Value, on the Ex-Dividend Date for such distribution, of the Distributed Assets so distributed, expressed as an amount per share of Common Stock.
If the transaction that gives rise to an adjustment pursuant to this Paragraph F.14(a)(iv) is, however, one pursuant to which the payment of a dividend or other distribution on the Common Stock of, shares of Capital Stock of or similar equity interests in, a subsidiary or other business unit of the Corporation (a “Spin-Off”) that are, or, when issued, will be, traded or listed on the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange or any other U.S. national securities exchange or association, then the Applicable Conversion Ratio shall instead be adjusted based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0
where,

CR0	=	=	the Applicable Conversion Ratio in effect at 5:00 p.m., Eastern time, on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR1	=	=	the Applicable Conversion Ratio in effect on the Ex-Dividend Date for such distribution;

FMV0	=	=	the average of the Closing Prices of such capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock during the 10 consecutive Trading Day period commencing on, and including, the effective date of the Spin-Off (the “Spin-Off Valuation Period”); and

MP0	=	=	the average of the Closing Prices of the Common Stock during the Spin-Off Valuation Period.
Any adjustment made pursuant to this Paragraph F.14(a)(iv) shall become effective immediately prior to 9:00 a.m., Eastern time, on the Ex-Dividend Date for such distribution.  If any dividend or distribution of the type described in this Paragraph F.14(a)(iv) is not so paid or made, the Applicable Conversion Ratio shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Applicable Conversion Ratio that would then be in effect if such dividend or distribution had not been declared.  If an adjustment to the Applicable Conversion Ratio is required under this Paragraph F.14(a)(iv), delivery of any additional shares of Common Stock upon conversion of the Series 2011 Preferred Stock shall be delayed to the extent necessary in order to complete the calculations provided for in this Paragraph F.14(a)(iv).
(v)In case the Corporation shall pay a dividend or otherwise make a distribution to all or substantially all holders of its outstanding shares of Common Stock consisting exclusively of cash, excluding (1) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon a transaction to which Paragraph F.15 applies, or (2) regular cash dividends to the extent that such dividends do not exceed $0.50 per share on a semi-annual basis or, if applicable, $0.25 per share on a quarterly basis (the “Dividend Threshold Amount”), then the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – DIV
where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., Eastern time, on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Applicable Conversion Ratio in effect on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Current Market Price of the Common Stock; and

DIV	=
the amount in cash per share of Common Stock of the dividend or distribution, as determined pursuant to the following sentences. If any adjustment is required to be made as set forth in this Paragraph F.14(a)(v) as a result of a distribution (1) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the Dividend Threshold Amount or (2) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution. The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Applicable Conversion Ratio is adjusted; provided that no adjustment shall be made to the Dividend Threshold Amount for any adjustment made to the Applicable Conversion Ratio as described under this Paragraph F.14(a)(v).

Any adjustment made pursuant to this Paragraph F.14(a)(v) shall become effective immediately prior to 9:00 a.m., Eastern time, on the Ex-Dividend Date for such dividend or distribution.  If any dividend or distribution of the type described in this Paragraph F.14(a)(v) is not so paid or made, the Applicable Conversion Ratio shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Applicable Conversion Ratio that would then be in effect if such dividend or distribution had not been declared.
(vi)In case of purchases of Common Stock pursuant to a tender offer or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date, as it may be amended, on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Applicable Conversion Ratio shall be adjusted based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
SP1 x OS0
where,

CR0	=	the Applicable Conversion Ratio in effect at 5:00 p.m., Eastern time, on the Expiration Date;

CR1	=	the Applicable Conversion Ratio in effect immediately after 5:00 p.m., Eastern time, on the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors), on the Expiration Date, paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS1	=	the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”);

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time; and

SP1	=	the average Closing Price per share of Common Stock during the 10 consecutive Trading Day period commencing on the Trading Day immediately after the Expiration Date.
Any adjustment made pursuant to this Paragraph F.14(a)(vi) shall become effective immediately prior to 9:00 a.m., Eastern time, on the Trading Day immediately following the Expiration Date. If the Corporation, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Applicable Conversion Ratio shall be readjusted to be the Applicable Conversion Ratio that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this

Paragraph F.14(a)(vi) to any tender offer or exchange offer would result in a decrease in the Applicable Conversion Ratio, no adjustment shall be made for such tender offer or exchange offer under this Paragraph F.14(a)(vi).  If an adjustment to the Applicable Conversion Ratio is required under this Paragraph F.14(a)(vi), delivery of any additional shares of Common Stock upon conversion of the Series 2011 Preferred Stock shall be delayed to the extent necessary in order to complete the calculations provided for in this Paragraph F.14(a)(vi).
(vii)To the extent the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series 2011 Preferred Stock, the Holder will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock in accordance with the provisions of such rights plan, in which case the Applicable Conversion Ratio shall be adjusted at the time of separation as if the Corporation made a distribution to all or substantially all holders of the outstanding shares of Common Stock as provided in Paragraph F.14(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights.
(viii)In cases where the Fair Market Value of shares of Capital Stock, evidences of indebtedness, assets (including cash) or securities, including with respect to a Spin-Off, as to which Paragraph F.14(a)(iv) or Paragraph F.14(a)(v) apply, applicable to one share of Common Stock, distributed to holders of Common Stock:
(1)equals or exceeds the Current Market Price of the Common Stock; or
(2)the Current Market Price of the Common Stock exceeds the fair market value of shares of Capital Stock, evidences of indebtedness, assets (including cash) or securities so distributed by less than $1.00, rather than being entitled to an adjustment in the Applicable Conversion Ratio, the Holder shall be entitled to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of shares of Capital Stock, evidences of indebtedness, assets (including cash) or securities comprising the distribution that such Holder would have received if such Holder’s Series 2011 Preferred Stock had been converted immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.
(ix)Notwithstanding any of the foregoing clauses in this Paragraph F.14, the Applicable Conversion Ratio will not be adjusted pursuant to this Paragraph F.14 if the Holders may participate in the transaction that would otherwise give rise to adjustment pursuant to this Paragraph F.14 as a result of holding shares of the Series 2011 Preferred Stock, without conversion of such Holder’s shares of Series 2011 Preferred Stock, as if such Holder held the full number of shares of Common Stock in to which a share of Series 2011 Preferred Stock may then be converted.
(x)The Corporation may, but is not required to, make such increases in the Applicable Conversion Ratio, in addition to those required by Paragraph F.14(a)(i) through (vi), as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of

Common Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.
(xi)In addition to the foregoing, to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Capital Market, the Corporation from time to time may increase the Applicable Conversion Ratio by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Applicable Conversion Ratio is increased pursuant to the preceding sentence, the Corporation shall mail to Holders of record of the Series 2011 Preferred Stock a notice of the increase, which notice will be given at least 15 calendar days prior to the effectiveness of any such increase, and such notice shall state the increased Applicable Conversion Ratio and the period during which it will be in effect.
(xii)The Corporation shall not increase the Applicable Conversion Ratio pursuant to any adjustment beyond the maximum level permitted by the continued listing standards of the Nasdaq Capital Market; however the Corporation covenants not to enter into any transaction, or take any other action, that will require an adjustment to the Applicable Conversion Ratio that would exceed the number of shares of Common Stock that would require stockholder approval under the continued listing standards of the Nasdaq Capital Market without having obtained prior stockholder approval.
(xiii)If during a period applicable for calculating the Closing Price of Common Stock or any other security, an event occurs that requires an adjustment to the Applicable Conversion Ratio, the Closing Price of such security shall be calculated for such period in a manner determined by the Corporation to appropriately reflect the impact of such event on the price of such security during such period. Whenever any provision of the articles of incorporation of the Corporation require a calculation of an average of Closing Prices of Common Stock or any other security over multiple days, appropriate adjustments shall be made to account for any adjustment to the Applicable Conversion Ratio that becomes effective, or any event requiring an adjustment to the Applicable Conversion Ratio where the Ex-Dividend Date of the event occurs, at any time during the period during which the average is to be calculated.
(xiv)In the event the Common Stock ceases to be traded on an applicable exchange or applicable market and as a result there is no Ex-Dividend Date with respect to any issuance, dividend or distribution requiring an adjustment to the Applicable Conversion Ratio pursuant to this Paragraph F.14, the Corporation shall calculate the adjustment using the record date for such issuance, dividend or distribution in lieu of the Ex-Dividend Date.
(xv)Whenever the Applicable Conversion Ratio is adjusted as herein provided, the Corporation will issue a notice to the Conversion Agent and DTC containing the relevant information and make this information available on the Corporation’s website. In addition, the Corporation shall provide upon the request of a Holder, to the extent not posted on the Corporation website, a brief statement retting forth in reasonable detail the method by which the adjustment to the Applicable Conversion Ratio was determined and setting forth the revised Applicable Conversion Ratio.

14.Reorganization Events.
(a)In the event of:
(i)any consolidation or merger of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another Person;
(ii)any sale, transfer, lease, or conveyance to another Person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property;
(iii)any reclassification of the Common Stock into securities, including securities other than the Common Stock; or
(iv)any statutory exchange of the Corporation’s securities with another Person (other than in connection with a merger or acquisition);
(v)(any such event specified in this Paragraph F.15(a), a “Reorganization Event”), each share of Series 2011 Preferred Stock outstanding immediately prior to such Reorganization Event shall, at the option of the Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the shares of Common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party in exchange for such Common Stock (such securities, cash, and other property, the “Exchange Property”).
(b)In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of the Common Stock that affirmatively make an election (or of all such holders if none make an election). On each Conversion Date following a Reorganization Event, the Applicable Conversion Ratio then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above. The amount of Exchange Property receivable upon conversion of any Series 2011 Preferred Stock in accordance with Paragraphs F.12 or F.13(b) hereof shall be determined based upon the then Applicable Conversion Ratio.
(c)The above provisions of this Paragraph F.15 shall similarly apply to successive Reorganization Events and the provisions of Paragraph F.14 shall apply to any shares of Capital Stock of the Corporation (or any successor) received by the holders of the Common Stock in any such Reorganization Event.
(d)The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Paragraph F.15.
15.Fractional Shares.
(a)No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series 2011 Preferred Stock.
(b)In lieu of any fractional share of Common Stock otherwise issuable in respect of any conversion at the Corporation’s option pursuant to Paragraph F.13(b) hereof or any conversion at the option of the Holder pursuant to Paragraph F.12, if applicable, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.
(c)If more than one share of the Series 2011 Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series 2011 Preferred Stock so surrendered.
16.Reservation of Common Stock.
(a)The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series 2011 Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series 2011 Preferred Stock then outstanding, calculated assuming the initial Applicable Conversion Price, subject to adjustment as described under Paragraph F.14. For purposes of this Paragraph F.17(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series 2011 Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
(b)All shares of Common Stock delivered upon conversion of the Series 2011 Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
(c)Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series 2011 Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
(d)The Corporation hereby covenants and agrees that, so long as the Common Stock shall be listed on the Nasdaq Capital Market or any other national securities exchange or automated quotation system, the Corporation will, if permitted by the rules of such exchange or automated quotation system, list and keep listed all the Common Stock issuable upon conversion of the Series 2011 Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series 2011 Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series 2011 Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.
17.Preemptive or Subscription Rights. The Holders of Series 2011 Preferred Stock shall not have any preemptive or subscription rights.
H.    Series 2021 Preferred Stock.
1.    Designation. The new series of preferred stock created by this Article IV, Paragraph H shall be designated as the 6.0% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series 2021 (hereinafter called “Series 2021 Preferred Stock”). Each share of Series 2021 Preferred Stock shall be identical in all respects to every other share of Series 2021 Preferred Stock, will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary dissolution, winding-up and liquidation of the Corporation.
2.Number of Shares. The authorized number of shares of Series 2021 Preferred Stock shall be 1,500, par value $1.00 per share, with a liquidation preference of $10,000 per share. Such number may from time to time be increased (but not in excess of the total number of authorized shares of capital stock of the Corporation) or decreased (but not below the number of shares of Series 2021 Preferred Stock then outstanding) by the Board of Directors. Shares of Series 2021 Preferred Stock that are purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of the Corporation’s preferred stock undesignated as to series. The Corporation shall not have the authority to issue fractional shares of Series 2021 Preferred Stock.
3.Definitions. As used herein with respect to Series 2021 Preferred Stock:
“5-year Anniversary Date” means April 15, 2026.
“Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
“Articles of Amendment” means those articles of amendment to the Corporation’s Articles of Incorporation filed by the Corporation with the Secretary of State of the State of West Virginia on April 13, 2021, establishing the Series 2021 Preferred Stock.
“Articles of Incorporation” means the Amended and Restated Articles of Incorporation, as amended, of the Corporation, as it may be amended or restated from time to time.
“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in Moorefield, West Virginia.

“Bylaws” means the Bylaws of the Corporation, as they may be amended or restated from time to time.
“Calculation Agent” means such bank or other entity (which may be the Corporation or an affiliate of the Corporation) as may be appointed by the Corporation to act as Calculation Agent for the Series 2021 Preferred Stock, including any successor calculation agent duly appointed by the Corporation.
“Certificate of Designations” means this Certificate of Designations that forms a part of the Articles of Amendment.
“Common Stock” means the common stock, par value $2.50 per share, of the Corporation.
“Corporation” means Summit Financial Group, Inc.
“Preferred Stock” means any and all series of preferred stock, having $1.00 par value, of the Corporation, including the Series 2021 Preferred Stock.
“Voting Preferred Stock” means, with regard to any other matter as to which the holders of Series 2021 Preferred Stock are entitled to vote as specified in Section 8 of this Certificate of Designations and any and all other series of Preferred Stock (other than Series 2021 Preferred Stock) that rank equally with Series 2021 Preferred Stock as to the payment of dividends and upon which like voting rights have been conferred and are exercisable with respect to such matter.
4.Ranking. The shares of Series 2021 Preferred Stock shall rank:
(a)senior, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, to the Common Stock and to any other class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, does not expressly provide that such class or series ranks pari passu with the Series 2021 Preferred Stock or senior to the Series 2021 Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be (collectively, “Series 2021 Junior Securities”);
(b)on a parity, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, with any class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks pari passu with the Series 2021 Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be (collectively, “Series 2021 Parity Securities”); and
(c)junior, as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, to any other class or series of capital stock of the Corporation now or hereafter authorized, issued, or outstanding that, by its terms, expressly provides that such class or series ranks senior to the Series 2021 Preferred Stock as to dividends and upon liquidation, dissolution, and winding-up of the Corporation, as the case may be.

The Corporation may authorize and issue additional shares of Series 2021 Junior Securities and Series 2021 Parity Securities from time to time without the consent of the holders of the Series 2021 Preferred Stock.
5.Dividends.
(a)Holders of Series 2021 Preferred Stock shall be entitled to receive, only when, as, and if declared by the Board or a duly authorized committee of the Board, on each Series 2021 Dividend Payment Date (as defined below), out of assets legally available for the payment of dividends thereof, non-cumulative cash dividends based on the liquidation preference of the Series 2021 Preferred Stock of $10,000 per share, and no more, from the date of issuance at a rate equal to 6.0% per annum payable quarterly in arrears.
(b)If declared by the Board or a duly authorized committee of the Board, dividends will be payable on the Series 2021 Preferred Stock quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2021, each such day a “Series 2021 Dividend Payment Date”; provided, however, that, if any such Series 2021 Dividend Payment Date is not a Business Day, then such date shall nevertheless be a Series 2021 Dividend Payment Date but dividends on the Series 2021 Preferred Stock shall be paid on the next succeeding Business Day (without interest or any other adjustment to the amount of dividends paid in respect of such delayed payment).
(c)Dividends will be payable to holders of record of Series 2021 Preferred Stock as they appear on the Corporation’s stock register on the applicable record date, which shall be the 15th calendar day before the applicable Series 2021 Dividend Payment Date, or such other record date, not less than 10 calendar days nor more than 30 calendar days before the applicable Series 2021 Dividend Payment Date, as such record date (the “Dividend Record Date”) shall be fixed by the Board or a duly authorized committee of the Board. Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
(d)A “Series 2021 Dividend Period” is the period from and including a Series 2021 Dividend Payment Date to, but excluding, the next succeeding Series 2021 Dividend Payment Date, except that the initial Series 2021 Dividend Period will commence on and include the original issue date of Series 2021 Preferred Stock and continue to but exclude June 15, 2021. Dividends payable on Series 2021 Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from the calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series 2021 Preferred Stock will cease to accrue on the redemption date, if any, with respect to the Series 2021 Preferred Stock redeemed, unless the Corporation defaults in the payment of the redemption price of the Series 2021 Preferred Stock called for redemption.
(e)Dividends on the Series 2021 Preferred Stock will not be cumulative and will not be mandatory. If the Board or a duly authorized committee of the Board does not declare a dividend, in full or otherwise, on the Series 2021 Preferred Stock in respect of a Series 2021 Dividend Period, then such unpaid dividends shall cease to accrue and shall not be payable on the applicable Series 2021 Dividend Payment Date or be cumulative, and the Corporation will have no obligation to pay (and the holders of the Series 2021 Preferred Stock will have no right to receive) dividends accrued for such Series 2021 Dividend Period after the Series 2021 Dividend Payment Date for such Series 2021 Dividend Period, whether or not the Board or a duly authorized committee of the Board declares a dividend for any future Series 2021 Dividend Period with respect to the Series 2021 Preferred Stock, the Common Stock, or any other class or series of the Corporation’s Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not declared.
(f)Notwithstanding any other provision hereof, dividends on the Series 2021 Preferred Stock shall not be declared, paid, or set aside for payment to the extent such act would cause the Corporation to fail to comply with the laws and regulations applicable to it, including applicable capital adequacy rules of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or, as and if applicable, the capital adequacy rules or regulations of any Appropriate Federal Banking Agency.
(g)So long as any share of Series 2021 Preferred Stock remains outstanding:
(i)no dividend shall be declared or paid or set aside for payment, and no distribution shall be declared or made or set aside for payment, on any Series 2021 Junior Securities, other than (1) a dividend payable on Series 2021 Junior Securities in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other Series 2021 Junior Securities or (2) any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan;
(ii)no shares of Series 2021 Junior Securities shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (1) as a result of a reclassification of Series 2021 Junior Securities for or into other Series 2021 Junior Securities, (2) the exchange or conversion of one share of Series 2021 Junior Securities for or into another share of Series 2021 Junior Securities, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series 2021 Junior Securities, (4) purchases, redemptions, or other acquisitions of shares of Series 2021 Junior Securities in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (5) purchases of shares of Series 2021 Junior Securities pursuant to a contractually binding requirement to buy Series 2021 Junior Securities existing prior to the most recently completed Series 2021 Dividend Period, including under a contractually binding stock repurchase plan, (6) the purchase of fractional interests in shares of Series 2021 Junior Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (7) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Series 2021 Junior Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Series 2021 Junior Securities by the Corporation; and

(iii)no shares of Series 2021 Parity Securities shall be repurchased, redeemed, or otherwise acquired for consideration by the Corporation, directly or indirectly, other than (1) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series 2021 Preferred Stock and such Series 2021 Parity Securities, if any, (2) as a result of a reclassification of Series 2021 Parity Securities for or into other Series 2021 Parity Securities, (3) the exchange or conversion of one share of Series 2021 Parity Securities or Series 2021 Junior Securities for or into another share of Series 2021 Parity Securities, (4) through the use of the proceeds of a substantially contemporaneous sale of other shares of Series 2021 Parity Securities, (5) purchases of shares of Series 2021 Parity Securities pursuant to a contractually binding requirement to buy Series 2021 Parity Securities existing prior to the most recently completed Series 2021 Dividend Period, including under a contractually binding stock repurchase plan, (6) the purchase of fractional interests in shares of Series 2021 Parity Securities pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (7) the acquisition by the Corporation or any of the Corporation’s subsidiaries of record ownership in Series 2021 Parity Securities for the beneficial ownership of any other persons (other than for the beneficial ownership by the Corporation or any of the Corporation’s subsidiaries), including as trustees or custodians; nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Corporation; unless, in each case, the full dividends for the most recently completed Series 2021 Dividend Period on all outstanding shares of Series 2021 Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). Nothing in sub-sections (g)(ii) or (g)(iii) of this Section 5 of this Certificate of Designations shall restrict the ability of the Corporation or any affiliate of the Corporation to engage in any market-making transactions or purchases in connection with the distribution of securities in the ordinary course of business.
(h)When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Series 2021 Dividend Payment Date (or, in the case of Series 2021 Parity Securities having dividend payment dates different from the Series 2021 Dividend Payment Dates, on a dividend payment date falling within a Series 2021 Dividend Period) in full upon the Series 2021 Preferred Stock and any shares of Series 2021 Parity Securities, all dividends declared on the Series 2021 Preferred Stock and all such Series 2021 Parity Securities and payable on such Series 2021 Dividend Payment Date (or, in the case of Series 2021 Parity Securities having dividend payment dates different from the Series 2021 Dividend Payment Dates, on a dividend payment date falling within the Series 2021 Dividend Period related to such Series 2021 Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series 2021 Preferred Stock and all Series 2021 Parity Securities payable on such Series 2021 Dividend Payment Date (or, in the case of Series 2021 Parity Securities having dividend payment dates different from the Series 2021 Dividend Payment Dates, on a dividend payment date falling within the Series 2021 Dividend Period related to such Series 2021 Dividend Payment Date) bear to each other.
(i)Subject to the foregoing, and not otherwise, dividends (payable in cash, securities, or otherwise), as may be determined by the Board or a duly authorized committee of the Board, may be declared and paid on the Common Stock and any other class or series of capital stock ranking equally with or junior to Series 2021 Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series 2021 Preferred Stock shall not be entitled to participate in any such dividend.
6.Liquidation.
(a)Upon any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, holders of Series 2021 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any securities then outstanding ranking senior to or on parity with Series 2021 Preferred Stock with respect to distributions of assets upon the liquidation, dissolution or winding-up of the Corporation, before any distribution or payment out of the assets of the Corporation is made to holders of Common Stock or any Series 2021 Junior Securities, a liquidating distribution in the amount of the liquidation preference of $10,000 per share plus the per share amount of any declared and unpaid dividends on the Series 2021 Preferred Stock prior to the payment of the liquidating distribution, without accumulation of any dividends that have not been declared prior to the payment of the liquidating distribution. After payment of the full amount of such liquidating distribution, the holders of the Series 2021 Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.
(b)In any such liquidating distribution, if the assets of the Corporation are not sufficient to pay the liquidation preferences (as defined below) in full to all holders of Series 2021 Preferred Stock and all holders of any Series 2021 Parity Securities, the amounts paid to the holders of Series 2021 Preferred Stock and to the holders of all Series 2021 Parity Securities will be paid pro rata in accordance with the respective aggregate liquidation preferences owed to those holders. In any such distribution, the “liquidation preference” of any holder of Series 2021 Preferred Stock or any Series 2021 Parity Securities means the amount otherwise payable to such holder in such distribution (assuming no limitation on the Corporation’s assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series 2021 Preferred Stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).
(c)If the liquidation preference has been paid in full to all holders of Series 2021 Preferred Stock and any Series 2021 Parity Securities, the holders of the Corporation’s Series 2021 Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.
(d)For purposes of this Section 6, neither the sale, conveyance, exchange, or transfer of all or substantially all of the assets or business of the Corporation for cash, securities, or other property, nor the merger or consolidation of the Corporation with any other entity, including a merger or consolidation in which the holders of Series 2021 Preferred Stock receive cash, securities, or property for their shares, shall constitute a liquidation, dissolution, or winding-up of the Corporation.
7.Redemption.

(a)The Series 2021 Preferred Stock is perpetual and has no maturity date. The Series 2021 Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provision. The Series 2021 Preferred Stock is not redeemable prior to the 5-year Anniversary Date. On and after the 5-year Anniversary Date, shares of the Series 2021 Preferred Stock then outstanding will be redeemable at the option of the Corporation, in whole or in part, from time to time, on any Series 2021 Dividend Payment Date, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date of redemption.
Holders of the Series 2021 Preferred Stock will have no right to require the redemption or repurchase of Series 2021 Preferred Stock. Notwithstanding the foregoing, within 90 days following the occurrence of a Regulatory Capital Treatment Event (as defined below), the Corporation, at its option, may redeem, at any time, all (but not less than all) of the shares of the Series 2021 Preferred Stock at the time outstanding, at a redemption price equal to $10,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, upon notice given as provided in sub-section (b) below. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the record date for a Series 2021 Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Series 2021 Dividend Payment Date as provided in Section 5(c) above. In all cases, the Corporation may not redeem shares of the Series 2021 Preferred Stock without having received the prior approval of the Federal Reserve or any Appropriate Federal Banking Agency if then required under capital rules or guidelines applicable to the Corporation.
A “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, clarification of, or change in, the laws, rules, or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series 2021 Preferred Stock; (ii) any proposed change in those laws, rules, or regulations that is announced or becomes effective after the initial issuance of any share of the Series 2021 Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of the Series 2021 Preferred Stock, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of $10,000 per share of the Series 2021 Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines, rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules, guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for so long as any share of the Series 2021 Preferred Stock is outstanding.

(b)If shares of Series 2021 Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of Series 2021 Preferred Stock to be redeemed by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on the Corporation’s stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series 2021 Preferred Stock or the depositary shares representing Series 2021 Preferred Stock, if any, are held in book-entry form through The Depository Trust Company (“DTC”), the Corporation may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth (i) the redemption date; (ii) the number of shares of Series 2021 Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series 2021 Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series 2021 Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series 2021 Preferred Stock; such shares of Series 2021 Preferred Stock shall no longer be deemed outstanding; and all rights of the holders of such shares will terminate, except the right to receive the redemption price described in sub-section (a) above, without interest.
(c)In case of any redemption of only part of the shares of Series 2021 Preferred Stock at the time outstanding, the shares to be redeemed shall be selected (1) pro rata from the holders of record of the Series 2021 Preferred Stock in proportion to the number of shares of the Series 2021 Preferred Stock held by such holders, (2) by lot, or (3) in such other manner as the Corporation may determine to be equitable and permitted by DTC.
Subject to the provisions hereof, the Board (or a duly authorized committee of the Board) shall have full power and authority to prescribe the terms and conditions on which shares of the Series 2021 Preferred Stock shall be redeemed from time to time. If the Corporation shall have issued certificates for the Series 2021 Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
8.Voting Rights.
(a)Except as provided below or as expressly required by law, the holders of shares of Series 2021 Preferred Stock shall have no voting power, and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of shares of capital stock of the Corporation, and shall not be entitled to call a meeting of the holders of any series or class of shares of capital stock of the Corporation for any purpose, nor shall they be entitled to participate in any meeting of the holders of the Common Stock. Each holder of Series 2021 Preferred Stock shall have one vote per share on any matter on which holders of Series 2021 Preferred Stock are entitled to vote.
(b)So long as any shares of Series 2021 Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the

Articles of Incorporation, the vote or consent of the holders of at least two-thirds of all of the shares of Series 2021 Preferred Stock and Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, shall be necessary for effecting or validating:
(i)Any amendment or alteration of the Articles of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series 2021 Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
(ii)Any amendment, alteration or repeal of any provision of the Articles of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series 2021 Preferred Stock, taken as a whole; provided, however, that any amendment to authorize, create, or issue, or increase the authorized amount of, any Series 2021 Junior Securities or any Series 2021 Parity Securities, or any securities convertible into or exchangeable for Series 2021 Junior Securities or Series 2021 Parity Securities will not be deemed to materially and adversely affect the powers, preferences, privileges, or rights of Series 2021 Preferred Stock; or
(iii)Any consummation of a binding share exchange or reclassification involving the Series 2021 Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (1) the shares of Series 2021 Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (2) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series 2021 Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 8(b), any increase in the amount of the authorized or issued Series 2021 Preferred Stock or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any Series 2021 Parity Securities or Series 2021 Junior Securities (whether dividends payable on such securities, if any, are cumulative or non-cumulative) will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series 2021 Preferred Stock.
If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(b) would adversely affect the Series 2021 Preferred Stock and one or more but not all other series of Preferred Stock, then only the Series 2021 Preferred Stock and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).
(c)Without the consent of the holders of the Series 2021 Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series 2021 Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series 2021 Preferred Stock:
(i)to cure any ambiguity, or to cure, correct or supplement any provision contained in the Articles of Amendment or this Certificate of Designations that may be defective or inconsistent; or
(ii)to make any provision with respect to matters or questions arising with respect to the Series 2021 Preferred Stock that is not inconsistent with the provisions of the Articles of Amendment and this Certificate of Designations.
(d)No vote or consent of the holders of Series 2021 Preferred Stock shall be required pursuant to Section 8(a), (b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series 2021 Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 7 above.
(e)The rules and procedures for calling and conducting any meeting of the holders of Series 2021 Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or any duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Bylaws and applicable law. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series 2021 Preferred Stock, Series 2021 Parity Securities and/or Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series 2021 Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.
9.Conversion Rights. The holders of shares of Series 2021 Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of securities of the Corporation.
10.Preemptive Rights. The holders of shares of Series 2021 Preferred Stock will have no preemptive rights with respect to any shares of the Corporation’s capital stock or any of its other securities convertible into or carrying rights or options to purchase or otherwise acquire any such capital stock or any interest therein, regardless of how any such securities may be designated, issued, or granted.
11.Certificates. The Corporation may at its option issue shares of Series 2021 Preferred Stock without certificates.
12.Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series 2021 Preferred Stock may deem and treat the record holder of any share of Series 2021 Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
13.Notices. All notices or communications in respect of Series 2021 Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in the Articles of Amendment or this Certificate of Designations, in the Articles of Incorporation or Bylaws or by applicable law.
14.Rank. For the avoidance of doubt, the Board (or any duly authorized committee of the Board) may, without the vote of the holders of Series 2021 Preferred Stock, authorize and issue shares of Series 2021 Junior Securities or Series 2021 Parity Securities.
15.No Other Rights. The shares of Series 2021 Preferred Stock shall not have any rights, preferences, privileges, or voting powers or relative, participating, optional, or other special rights, or qualifications, limitations, or restrictions thereof, other than as set forth in the Articles of Amendment, this Certificate of Designations or the Articles of Incorporation, or as provided by applicable law.
V.    The name and address of the incorporators and the number of shares subscribed by each of them is as follows:

NAME	ADDRESS	NUMBER OF SHARES
Oscar M. Bean	Rt. 2, Box 116 Moorefield, WV 26836	34
Donald W. Biller	Rt. 1, Box 30 Lost River, WV 26811	35
Thomas J. Hawse	216 Washington Street Moorefield, WV 26836	35
Phoebe F. Heishman	136 S. Main Street Moorefield, WV 26836	35
Ed A. Leatherman, Jr.	Rt. 1, Box 175 Purgitsville, WV 26852	35
J. Aleck Welton	Box 366 Moorefield, WV 26836	35
Renick C. Williams	Box 664 Moorefield, WV 26836	35
Michael T. Wilson	Rt. 4 Sunset View Moorefield, WV 26836	35
Harry C. Welton	Rt. 4, Box 27 Moorefield, WV 26836	35
A. Clyde Ours, Jr.	Box 541 Moorefield, WV 26836	35
E. E. Hott	Box 1 Franklin, WV 26807	35

VI.    The existence of this corporation is to be perpetual.
VII.    The name and address of the person to whom shall be sent notice or process served upon, or service of which is accepted by the Secretary of State is:
H. Charles Maddy, III
300 North Main Street
Moorefield, West Virginia 26836

VIII.    The number of directors constituting the initial board of directors of the corporation is eleven (11).
IX.    Provisions limiting preemptive rights are: the shareholders of the corporation shall not have any preemptive rights to acquire any shares of stock of the corporation.
X.    Provisions for the regulations of the internal affairs of the corporation shall be as follows:
A.    Definitions. For purposes hereof, the following terms are defined as follows:
1.    Affiliate. An “affiliate” of, or a person “affiliated” with, a specific person, means a person (other than this Corporation or a majority-owned or wholly owned subsidiary of this Corporation) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
2.    Associate. The term “associate” when used to indicate a relationship with any person, means (i) any corporation, partnership, limited partnership, association, joint venture, group or other organization (other than this Corporation or a majority- owned or wholly owned subsidiary of this Corporation) of which such person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities or other medium of ownership rights, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such person, or any relative of such spouse provided the relative has the same home as such person, or (iv) any investment company registered under the Investment Company Act of 1940 for which such person or any affiliate of such person serves as investment adviser.
3.    Beneficial Owner. A person shall be considered the “Beneficial Owner” of any shares of stock whether or not owned of record by such Person:
(a)    With respect to any shares as to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such shares of stock and/or (ii) investment power, including the power to dispose of or to direct the disposition of such shares of stock;
(b)    With respect to any shares as to which such Person or any Affiliate or Associate of such Person has (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or
(c)    With respect to any shares which are Beneficially Owned within the meaning of (a) or (b) of this Paragraph (3) above by any other Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any substantial part, of the assets or businesses of the Corporation or a Subsidiary of the Corporation.
For the purpose only of determining whether a Person is the Beneficial Owner of a percentage of outstanding shares, such shares shall be deemed to include any shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be beneficially owned by such Person pursuant to the foregoing provisions of this Paragraph (3) above.
4.    Business Combination. A “Business Combination” means:
(a)    The sale, exchange, lease, transfer or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any substantial part, or its or their assets or businesses including, without limitation, any securities issued by a Subsidiary;
(b)    The purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person:
(c)    Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;
(d)    Any reclassification of securities, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of shares of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff, splitoff or splitup of the Corporation or any Subsidiary thereof which has the effect, directly or indirectly, of increasing the proportionate amount of shares of the Corporation or any subsidiary thereof which are Beneficially Owned by a Related Person; or

(e)    The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of voting shares or securities convertible into voting shares or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants or options to acquire any of the foregoing or any combination of the foregoing voting shares or voting securities of a Subsidiary.
As used herein a ‘series of related transactions’ shall be deemed to include not only a series of transactions with the same Related Person but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.
(f)    Notwithstanding the foregoing, the term “Business Combination” shall not mean the formation of the Corporation or the acquisition by it of South Branch Valley National Bank, a national banking association, with its principal banking offices located in Moorefield, West Virginia.
5.    Corporation. “Corporation” shall mean Summit Financial Group, Inc., a West Virginia business corporation.
6.    Date of Determination. The term “Date of Determination” means (a) the date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of shareholders to approve such transaction) is entered into by this Corporation, as authorized by its board of directors, and another corporation, person or other entity providing for any merger or consolidation of this Corporation or any sale, lease, exchange or disposition of all or substantially all of the assets of this Corporation; or (b) if such an agreement as referred to in item (a) is amended so as to make it less favorable to this Corporation and its shareholders, the date on which such amendment is approved by the board of directors of this Corporation, or, (c) in cases where neither items (a) nor item (b) shall be applicable, the record date for the determination of shareholders of this Corporation entitled to notice of and to vote upon the transaction in question. The board of directors of this Corporation shall have the power and duty to determine for the purposes hereof the Date of Determination as to any transaction. Any such determination by the board of directors made in good faith shall be conclusive and binding for any and all purposes.
7.    Person. The term “Person” shall mean any person, partnership, corporation, group or other entity (other than the Corporation, any Subsidiary of the Corporation, or a trustee holding stock for the benefit of the employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group shall be deemed a “Person”.
8.    Related Person. “Related Person” means any Person which is the Beneficial Owner as of the Date of Determination or immediately prior to the consummation of a Business Combination, or both, of twenty-five (25) percent or more of the voting shares of the Corporation or any Person who at any time within two (2) years preceding the Date of Determination was the Beneficial Owner of twenty-five (25) percent or more of the then outstanding voting shares of the Corporation.

9.    Subsidiary. “Subsidiary” shall mean South Branch Valley National Bank, a national banking association as of the effective date of the acquisition of said bank by this corporation and any other corporation, bank, banking association or other entity at least a majority of which is owned by Summit Financial Group, Inc.
10.    Capacity to Make Certain Determinations. A majority of the directors of the Corporation shall have the power to determine for the purposes hereof on the basis of information known to them: (i) the number of voting shares of the Corporation of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate of Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of ‘Beneficial Owner’ as hereinabove defined, (iv) whether the assets subject to any Business Combination constitute a substantial part of total assets, (v) whether two or more transactions constitute a `series of related transactions’ as hereinabove defined, and (vi) such other matters with respect to which a determination is required hereunder.
A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. With respect to shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Beneficial Owner, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the Affiliate, Associate or other Person or (ii) the market price of the shares in question (as determined by a majority of the board of directors of the Corporation) at the time when the Related Person became the Beneficial Owner thereof.
B.    Voting Requirements for Merger, Consolidation or Sale of Assets. Subject to any other requirements provided for by law and in this charter or any amendment thereto, in order for any merger or consolidation of this Corporation with another corporation or any sale, lease or exchange by liquidation or otherwise of all or substantially all of the assets of this Corporation to be approved by the shareholders of this Corporation, not less than sixty-six and two-thirds percent (66 2/3%) of the authorized, issued and outstanding voting shares of the Corporation must vote in favor of such action unless the Business Combination has been previously approved by at least sixty-six and two-thirds percent (66 2/3%) of the board of directors of the Corporation in which case only a simple majority vote of the shareholders shall be required.
C.    Fair Price Requirement. Neither the Corporation nor any of its Subsidiaries shall become party to any Business Combination unless all of the following conditions are satisfied:
1.    The ratio of (i) the aggregate amount of the cash and the fair market value of other consideration to be received per share of common stock of the Corporation in such Business Combination by holders of common stock other than the Related Person involved in such Business Combination, to (ii) the market price per share of the common stock immediately prior to the announcement of the proposed Business Combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) which such Related Person has theretofore paid in acquiring any common stock of the Corporation prior to such Business Combination, to (y) the market price per share of common stock of the Corporation immediately prior to the initial acquisition by such Related Person of any shares of common stock of the Corporation; and

2.    The aggregate amount of the cash and the fair market value of other consideration to be received per share of common stock of the Corporation in such Business Combination by holders of common stock of the Corporation, other than the Related Person involved in such Business Combination, (i) is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by such Related Person in acquiring any of its holdings of common stock of the Corporation, and (ii) is not less than the earnings per share of common stock of the Corporation for the four full consecutive fiscal quarters of the Corporation immediately preceding the Date of Determination of such Business Combination multiplied by the then price/earnings multiple (if any) of such Related Person as customarily computed and reported in the financial community; provided, that for the purposes of this clause (ii), if more than one Person constitutes the Related Person involved in the Business Combination, the price/earnings multiple (if any) of the Person having the highest price/earnings multiple shall be used for the computation in this clause, (ii); and
3.    The consideration (if any) to be received in such Business Combination by holders of common stock of the Corporation other than the Related Person involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring common stock of the Corporation already owned by it.
D.    Evaluation of Acquisition of this Corporation by Another Corporation. In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders when evaluating an acquisition of this Corporation by another corporation or a tender or exchange offer for control of this Corporation, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of the transaction on the Corporation and its Subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its Subsidiaries operate or are located; (ii) the business and financial conditions and earnings prospects of the acquiring entity or entities, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its Subsidiaries and the other elements of the communities in which the Corporation and its Subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring entity or entities and its or their management.
E.    Classified Board of Directors. At the first annual meeting of the shareholders, after the effective date of the acquisition of South Branch Valley National Bank as a bank subsidiary, the board of directors shall be divided into three classes, designated Class I, Class II and Class III, consisting of an equal number of directors per class. The term of office of directors of one class shall expire at each annual meeting of stockholders, and as to each director until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. A decrease in the number of directors by death, resignation or removal may but shall not be required to be filled by the remaining board members. The initial term of office of directors of Class I shall expire at the first annual meeting of stockholders, that of Class II shall expire at the second annual meeting, and that of Class III shall expire at the third annual meeting, and in all cases as to each director until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of the stockholders after their election.
    The directors remaining in office acting by a majority vote, or a sole remaining director, although less than a quorum, are hereby expressly delegated the power to fill any vacancies in the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office, or otherwise, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office, death or incapacity.
The total number of directors of this Corporation shall be not less than nine nor more than twenty-one as from time to time fixed by the board of directors.
F.    Nomination of Directors. Nominations for election to the board of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, must be made in writing and delivered or mailed to the President of the Corporation not less than thirty (30) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than thirty (30) days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the fifth (5th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known by the shareholder: (i) the name and address of each nominee, (ii) the principal occupation of each nominee, (iii) the name and address of the notifying shareholder, and (iv) the number of shares of the Corporation’s stock owned by the notifying shareholder. Nominations not made in accordance herewith, may, in the discretion of the chairman of the meeting, be disregarded, and upon his instruction, the votes cast for each such nominee shall be disregarded.
G.    Removal of a Director for Cause Only. The removal from office of any director must be for cause as set forth herein. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if:
1.    the director whose removal is proposed has been convicted, or where a director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;
2.    such director has been adjudicated by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the Corporation and such adjudication is no longer subject to direct appeal;

3.    such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his or her ability as a director of the Corporation;
4.    such director ceases to fulfill the qualification requirements for a director of a West Virginia bank holding company; or
5.    such director’s actions or failure to act have been determined by a majority of the board of directors to be in derogation of the director’s duties.
Removal for cause, as cause is defined in (1) and (2) above, must be brought within one year of such conviction or adjudication. For purposes of (5) above, the total number of directors as to which a majority is required will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon except in his or her shareholder capacity.
H.    Anti-Greenmail Provision. The Corporation shall not engage, directly or indirectly, in any Stock Repurchase (as hereinafter defined) from an Interested Stockholder (as hereinafter defined) or an Affiliate (as previously defined) or Associate (as previously defined) of an Interested Stockholder (as hereinafter defined) who has beneficially acquired any shares of voting stock of the Corporation within a period of less than two (2) years immediately prior to the date of such proposed Stock Repurchase (or the date of an agreement in respect thereof) without the affirmative vote of not less than a majority of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation which are Beneficially Owned (as previously defined) by persons other than such Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or otherwise.
The provisions of this Article shall not be applicable to any particular Stock Repurchase from an Interested Stockholder, and such Stock Repurchase shall require only such affirmative vote, if any, as is required by law if the conditions specified in either of the following Paragraphs 1 or 2 are met:
1.    The Stock Repurchase is made pursuant to a tender offer or exchange offer for a class of common stock made available on the same basis to all holders of such class of common stock.
2.    The Stock Repurchase is made pursuant to an open market purchase program approved by a majority of the directors of the Corporation provided that such repurchase is effected on the open market and is not the result of a privately negotiated transaction.
For purposes hereof:
1.    The term “Stock Repurchase” shall mean any repurchase (or any agreement to repurchase), directly or indirectly, by the Corporation or any Subsidiary of any shares of common stock at a price greater than the Fair Market Value of such shares.

2.    The term “Interested Stockholder” shall mean any person (other than this Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of this Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (1) is the Beneficial Owner of voting stock of the Corporation representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the Corporation; and (b) acquired at least one-half of such shares at any time within the two year period immediately prior to the date in question.
3.    The term “Fair Market Value” means (a) in the case of a cash purchase, the amount of such cash, (b) in the case of a stock exchange, the fair market value on the date in question of a share of such offered stock as determined in good faith by a majority of the directors; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the directors.
The board of directors shall have the power and duty to determine for the purposes hereof, on the basis of information known to then after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of common stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another and (d) whether the consideration to be paid in any Stock Repurchase has an aggregate Fair Market Value in excess of the then Fair Market Value of the shares of common stock being repurchased. Any such determination made in good faith shall be binding and conclusive on all parties.
Nothing contained herein shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
I.    Director and Officer Indemnification. Unless otherwise prohibited by law, each director and officer of the corporation now or hereafter serving as such, and each director and officer of any majority or wholly owned subsidiary of the corporation that has been designated as entitled to indemnification by resolution of the board of directors of the corporation as may be from time to time determined by said board, shall be indemnified by the corporation against any and all claims and liabilities (other than an action by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation) including expenses of defending such claim of liability to which he or she has or shall become subject by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer provided the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful. The corporation shall reimburse each such person as provided above in connection with any claim or liability brought or arising by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation provided, however, that such person shall be not indemnified in connection with, any claim or liability brought by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation as to which the director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation or any majority or wholly owned subsidiary of the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.
The determination of eligibility for indemnification shall be made by those board members not party to the action or proceeding or in the absence of such board members by a panel of independent shareholders appointed for such purpose by a majority of the shareholders of the corporation or in any other manner provided by law.
The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.
The board of directors may by resolution, by law or other lawful manner from time to time as it shall determine extend the indemnification provided herein to agents and employees of the corporation, to directors, officers, agents or employees of other corporations or entities owned in whole or in part by the corporation. The corporation may purchase and maintain insurance for the purposes hereof.
J.    Voting Requirements for Charter Amendments. Any amendment, change or repeal of this Article X or any other amendment of these Articles of Incorporation, which would have the effect of modifying or permitting circumvention of any provision of these Articles of Incorporation, shall require the affirmative vote, at a meeting of stockholders of the Corporation, of holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting shares of the Corporation; provided, however, that this provision shall not apply to, and such vote shall not be required for, any such amendment, change or repeal recommended to stockholders by the favorable vote of not less than sixty-six and two-thirds percent (66 2/3%) of the directors of the Corporation and any such amendment, change or repeal so recommended shall require only a simple majority vote of the shareholders to be approved.
The foregoing Amended and Restated Articles of Incorporation (i) consolidate all amendments to the Articles of Incorporation into a single document, (ii) were duly adopted by the Board of Directors in the manner required by Chapter 31D of the Code of West Virginia, as amended, and (iii) supersede the original Articles of Incorporation and all amendments thereto and restatements thereof.
* Dated: April 28, 2006

IN WITNESS WHEREOF, the foregoing Amended and Restated Articles of Incorporation have been executed by a duly authorized officer of the Corporation on this 28th day of April, 2006.
SUMMIT FINANCIAL GROUP, INC.
By:    /s/ H. Charles Maddy, III______________
H. Charles Maddy, III
President and Chief Executive Officer

STATE OF WEST VIRGINIA,
COUNTY OF HARDY, to-wit:
The foregoing Amended and Restated Articles of Incorporation of Summit Financial Group Inc. was acknowledged before me this 28th day of April, 2006, by H. Charles Maddy, III, the President and Chief Executive Officer of Summit Financial Group, Inc., a West Virginia corporation, on behalf of the said corporation.
Give under my hand and seal this 28th day of April, 2006.
My Commission expires:
/s/ Teresa D. Sherman
    Notary Public
[S E A L]
* These Amended and Restated Articles of Incorporation include the following amendments that were filed subsequent to the filing of the Amended and Restated Articles of Incorporation dated April 28, 2006 and filed with the West Virginia Secretary of State on May 10, 2006: (i) Articles of Amendment filed with the West Virginia Secretary of State on September 30, 2009, designating the 8% Non-Cumulative Convertible Preferred Stock, Series 2009; (i) Articles of Amendment filed with the West Virginia Secretary of State on November 3, 2011 designating the  8% Non-Cumulative Convertible Preferred Stock, Series 2011; and (i) Articles of Amendment filed with the West Virginia Secretary of State on April 30, 2021 designating the 6.0% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series 2021.